PROSPECTUS SUPPLEMENT, dated October 13, 2006
(To prospectus dated September 19, 2006)

                            Structured Products Corp.
                              Sponsor and Depositor

               2,400,000 6.375% Corporate-Backed Trust Securities
                      CorTS(R) Callable Trust Certificates
                       (principal amount $25 per CorTS(R))

                                    issued by
                      CorTS(R) Trust VI for IBM Debentures
                                 Issuing Entity

         The CorTS(R) Trust VI for IBM Debentures, or the trust, will issue CorTS(R) Callable Trust Certificates ("CorTS(R)"), which will represent interests in the trust and will be paid only from the assets of the trust. The assets of the trust will consist of $60,000,000 7.125% Debentures due December 1, 2096 issued by International Business Machines Corporation.

         The CorTS(R) will evidence the right to receive (i) semi-annual interest payments on the principal amount of $25 per CorTS(R) at an interest rate of 6.375% per year on June 1 and December 1 of each year, commencing on December 1, 2006 and (ii) your pro rata share of a single payment of principal of $60,000,000 (or $25 per CorTS(R)) due on December 1, 2096 or on such earlier date as described in this prospectus supplement. The CorTS(R) represent interests in the trust only and will not represent an interest in or obligations of the sponsor, the depositor, any of their affiliates, or any other party. No governmental agency or instrumentality has insured or guaranteed the CorTS(R) or the trust assets.

         The trust will also issue one class of interest only certificates and call warrants, neither of which are being offered by this prospectus supplement. The interest only certificates will evidence the right to receive semi-annual interest payments as described in this prospectus supplement and the call warrants will represent the right to purchase, in whole or in part, the trust assets under certain circumstances. Scheduled interest distributions on the CorTS(R) will rank on a parity with scheduled distributions on the interest only certificates. Interest only certificates will have a claim on a portion of the proceeds of the liquidation of the trust assets in certain circumstances.

         Investing in the CorTS(R) involves certain risks, which are described in the "Risk Factors" section beginning on page S-21 in this prospectus supplement and on page 3 in the accompanying prospectus.

         Application will be made to list the CorTS(R) on the New York Stock Exchange. If approved for listing, trading of the CorTS(R) on the NYSE is expected to commence within a 30-day period after the initial delivery thereof. No guarantee can be given that a secondary market for the CorTS(R) will develop or that the CorTS(R) will remain listed on the NYSE. See "Underwriting" herein.

                              ---------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                                                      Per CorTS(R)         Total
                                                                   -----------------  ----------------
Public offering price.....................................             $   25.0000      $60,000,000
Underwriting discount.....................................             $    0.7875      $ 1,890,000
Proceeds to Trust (before expenses).......................             $   24.2125      $58,110,000

         The underwriter expects to deliver your CorTS(R) in book-entry form only through The Depository Trust Company on or about October 20, 2006.

"CorTS(R)" is a registered service mark of Citigroup Global Markets Inc.

                              ---------------------
                                    Citigroup
                              ---------------------

October 13, 2006

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page

Important Notice About Information Presented In This Prospectus
      Supplement And The Accompanying Prospectus............................S-1
Summary Questions and Answers About CorTS...................................S-4
Summary  S-9
Risk Factors...............................................................S-21
The Sponsor And Depositor..................................................S-25
Formation Of The Trust.....................................................S-25
Use Of Proceeds............................................................S-26
The Underlying Issuer......................................................S-26
Description Of The Underlying Securities...................................S-27
Description Of The CorTS...................................................S-28
Description Of The Trust Agreement.........................................S-37
Certain Federal Income Tax Considerations..................................S-43
Certain ERISA Considerations...............................................S-47
Underwriting...............................................................S-48
Ratings....................................................................S-50
Legal Opinions.............................................................S-50
Index Of Terms.............................................................S-51
Appendix A Description Of The Underlying Securities.........................A-1
Appendix B Allocation Percentages...........................................B-1

          IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                    SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the CorTS in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the CorTS and (b) this prospectus supplement, which describes the specific terms of your CorTS.

         You are urged to read both the accompanying prospectus and this prospectus supplement in full to obtain material information concerning the CorTS. This prospectus supplement may be used to offer the CorTS only if accompanied by the prospectus.

         We  include  cross-references  in this  prospectus  supplement  and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-51 in this prospectus supplement and beginning on page 61 in the accompanying prospectus.

         We have filed a registration statement relating to the CorTS with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement includes additional information. See "Available Information" in the accompanying prospectus.

         You should rely only on the information contained in this prospectus supplement or the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We do not claim the accuracy of the information appearing in this prospectus supplement or the accompanying prospectus as of any date other than the dates on their respective front covers.

         For 90 days following the date of this prospectus supplement, all dealers selling CorTS will deliver a prospectus supplement and prospectus, and such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the SEC. This is in addition to any dealer's obligation to deliver a prospectus supplement and accompanying prospectus when acting as an underwriter of the CorTS and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that, with effect from and including the date on which the prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of CorTS to the public in that Relevant Member State prior to the publication of a prospectus in relation to the CorTS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of CorTS to the public in that Relevant Member State at any time:

         (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the prospectus Directive.

         For the purposes of this provision, the expression an "offer of CorTS to the public" in relation to any CorTS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the CorTS to be offered so as to enable an investor to decide to purchase or subscribe the CorTS, as the same may be varied in that Relevant Member State by any measure implementing the prospectus Directive in that Relevant Member State and the expression prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         The offer in The Netherlands of the CorTS included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

                                 UNITED KINGDOM

         The underwriter has represented and agreed that:

         (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the CorTS in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

         (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the CorTS in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associates, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered CorTS, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuer and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                    SUMMARY QUESTIONS AND ANSWERS ABOUT CORTS

         This Summary Questions and Answers provides only a brief overview of key aspects of the CorTS and the CorTS Trust VI for IBM Debentures, which is referred to in this prospectus supplement as the "CorTS Trust" or the "Trust." You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the CorTS, as well as the tax and other considerations that are important to your investment decision. You should pay special attention to the "Risk Factors" section beginning on page S-21 of this prospectus supplement and on page 3 of the accompanying prospectus when determining whether an investment in the CorTS is appropriate for you.

What are the CorTS?

         Each CorTS represents an interest in certain distributions on the Trust assets. CorTS holders will be entitled to receive semi-annual distributions as described in this prospectus supplement. The CorTS Trust is offering 2,400,000 CorTS at a price of $25 per CorTS. See "Description of the CorTS - Distributions" in this prospectus supplement.

What is the CorTS Trust?

         The CorTS Trust will be a New York common law trust formed on the date of the initial delivery of the CorTS under a trust agreement between Structured Products Corp., as sponsor and depositor (the "Company"), and U.S. Bank National Association, as trustee (the "Trustee"). On the closing date, the CorTS Trust will issue the CorTS, one class of interest only certificates (the "I/O Certificates"), and the call warrants (the "Call Warrants"), but only the CorTS are being offered by this prospectus supplement. Each I/O Certificate represents the right to receive semi-annual distributions of interest as described in this prospectus supplement, and each Call Warrant represents the right to purchase a principal amount of $1,000 of the Trust assets as described in this prospectus supplement.

         The CorTS Trust will purchase publicly traded fixed-income securities in the secondary market from Citigroup Global Markets Inc., or "CGMI." The securities purchased are referred to as the "Underlying Securities." The CorTS Trust shall pay the purchase price of the Underlying Securities, by delivering to, or at the direction of, CGMI all of the CorTS, the I/O Certificates and the Call Warrants. Payments received on the Underlying Securities will be the only source of payments on the CorTS. See "Formation of the Trust" and "Use of Proceeds" in this prospectus supplement.

What are the Underlying Securities?

         The Underlying Securities will initially consist of $60,000,000 7.125% Debentures due December 1, 2096 issued by International Business Machines Corporation (the "Underlying Issuer") as generally described under "Description of the Underlying Securities" in this Prospectus Supplement and as more fully described in the prospectus under which the Underlying Securities were issued. The Underlying Securities were issued under a prospectus supplement of the Underlying Issuer dated December 3, 1996 relating to a prospectus dated December 3, 1996. Neither the Trustee nor the Company will manage or replace the Underlying

Securities held in the CorTS Trust with other securities; however, additional Underlying Securities may be sold to the CorTS Trust in the future. If additional Underlying Securities are sold to the CorTS Trust in the future, then additional CorTS, additional I/O Certificates and additional Call Warrants will be issued at that time. See "Description of the Underlying Securities" and "Description of the CorTS - Additional Underlying Securities and CorTS" in this Prospectus Supplement.

         The Underlying Issuer has issued common stock, which currently trades on the New York Stock Exchange ("NYSE") and has issued debt securities publicly. Accordingly, the Underlying Issuer files certain reports required under the securities laws. The information filed by the Underlying Issuer may be obtained from the Securities and Exchange Commission's website at www.sec.gov. See "The Underlying Issuer" in this Prospectus Supplement.

         Certain terms of the Underlying Securities, such as the right of the Underlying Issuer to redeem the Underlying Securities prior to their stated maturity date are described in this prospectus supplement. See "Description of the Underlying Securities" in this prospectus supplement.

What distributions will be made on the CorTS?

         Semi-annually on each June 1 and December 1, up to and including December 1, 2096, holders of the CorTS will generally be entitled to receive approximately $0.7968 per CorTS from payments on the Underlying Securities. These distributions represent interest accruing at an annual rate of 6.37% on the principal amount of $25 per CorTS. Because interest on the CorTS begins accruing on the closing date, holders will receive approximately $0.1815 per CorTS on December 1, 2006, the first scheduled distribution date. Holders of the CorTS will also be entitled to receive $25 in respect of principal per CorTS on December 1, 2096, which is the final scheduled distribution date (the "CorTS
Maturity Date"), unless the final distribution date occurs earlier. See "Description of the CorTS - Distributions" and "Risk Factors" in this prospectus supplement.

When is the final distribution date?

         The CorTS Maturity Date is December 1, 2096. However, the final distribution on the CorTS may be made before the CorTS Maturity Date under the following circumstances:

         o     if the Call Warrants are exercised,

         o if an early redemption of the Underlying Securities by the Underlying Issuer occurs,

         o     if the Trust is no longer  permitted  under  Item  1100(c)(2)  of
               Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act, including by reason of the Underlying Issuer no longer being subject to the reporting requirements of, or ceasing to file periodic reports under, the Exchange Act, and information about the Underlying Issuer no longer being available in accordance with the rules of the SEC, or

         o if a Payment Default on, or an Acceleration of, the Underlying Securities occurs.

         See "Description of the CorTS" and "Risk Factors" in this prospectus supplement.

Under what circumstances will holders of the CorTS receive less than $25 in respect of principal per CorTS?

         If a Payment Default on, or Acceleration of, the Underlying Securities occurs, or if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports under, the securities laws for public issuers, CorTS holders may receive less than $25 in respect of principal per CorTS.

         In either case, the amount received by CorTS holders will depend on the value of the money or property received by the CorTS Trust following such Payment Default, Acceleration, or reporting failure. If the value of such money or property is less than a certain amount, the CorTS holders will not receive $25 in respect of principal per CorTS. See "Description of the CorTS" and "Risk Factors" in this prospectus supplement.

In what form will the CorTS be issued?

         The CorTS will initially be represented by one or more global securities that will be deposited with and registered in the name of Cede and Co., as nominee of The Depository Trust Company. This means that you will not receive a physical certificate for your CorTS and that your broker will maintain your position in the CorTS. The CorTS Trust expects that the CorTS will be ready for delivery through DTC on or about the closing date. See "Description of the CorTS - Form of the Certificates" in this prospectus supplement.

Will the CorTS be listed on a stock exchange?

         Application will be made to list the CorTS on the NYSE. The CorTS are expected to be approved for listing, subject to official notice of issuance. If approved for listing, the CorTS are expected to begin trading on the NYSE within 30 days after issuance. There can be no assurance that the CorTS will remain listed on the NYSE. See "Description of the CorTS - Listing on the New York Stock Exchange" in this prospectus supplement.

Will the CorTS be rated?

         Yes. It is a condition to the issuance of the CorTS that the CorTS be assigned the same ratings as the Underlying Securities by Moody's and S&P. As of the date of this prospectus supplement, the Underlying Securities are rated "A1" and "A+" by Moody's and S&P, respectively. Moody's and S&P may maintain ongoing rating surveillance with respect to the CorTS, but the neither the Trustee nor the Company will monitor any changes in the rating of the CorTS after the closing date. See "Ratings" in this prospectus supplement.

What are the United States federal income tax consequences of investing in the CorTS?

         Initial holders of the CorTS will include interest distributions in income as interest, and not original issue discount, under their normal method of accounting. Any gain or loss realized upon the sale or other disposition of the CorTS will be short term capital gain or loss, even if the CorTS are held for more than one year. See "Certain Federal Income Tax Considerations" in this prospectus supplement.

Can an employee benefit plan purchase the CorTS?

         Yes. CGMI, as underwriter (the "Underwriter"), expects that the CorTS Trust will satisfy the criteria for treatment as "publicly-offered securities" under the United States Department of Labor's "plan assets" regulation, with the result that the assets and operations of the CorTS Trust should not be subject to the restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). However, if the CorTS are delisted from the NYSE, additional restrictions imposed by ERISA or Section 4975 of the Code may apply to the purchase of CorTS. See "Certain ERISA Considerations" in this prospectus supplement.

Is investing in CorTS different from investing in the Underlying Securities?

         Yes. There are important differences between investing in the CorTS and investing in the Underlying Securities. Some, but not all, of the differences are as follows:

         Interest accrues on the CorTS and the Underlying Securities at different rates. The CorTS accrue interest at a rate of 6.375% per year, while the Underlying Securities accrue interest at a rate of 7.125% per year. See "Description of the Underlying Securities" in this prospectus supplement.

         The Underlying Securities are subject to the Call Warrants described in this prospectus supplement. An exercise of the Call Warrants would advance the final scheduled distribution date of the CorTS to the exercise date of the Call Warrants, but would not affect the timing of the final payment on the Underlying Securities. See "Description of the CorTS - Redemption of the CorTS Upon Exercise of a Call Warrant" in this prospectus supplement.

         The final scheduled distribution date of the CorTS may be advanced to a date earlier than the CorTS Maturity Date and holders of the CorTS may receive less than $25 in respect of principal per CorTS if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports required under, the securities laws for public issuers. No comparable provision applies to the Underlying Securities. See "Description of the CorTS - Action Upon the Underlying Issuer Failing to Report Under the Exchange Act" and "Risk Factors" in this prospectus supplement.

         The rights of a holder of CorTS following a default with respect to the Underlying Securities differ from the rights of a holder of the Underlying Securities. If a default with respect to the Underlying Securities occurs, the holders of the CorTS must act through the Trustee of the CorTS Trust (and will be subject to the limitations described in the following paragraph), as opposed to acting directly with the trustee for the Underlying Securities. Also, proceeds received by the CorTS Trust following a Payment Default or an Acceleration with respect to the Underlying Securities will be shared between holders of the CorTS and holders of the I/O Certificates, so holders of the CorTS will not receive the same payment as a holder of an equal principal amount of the Underlying Securities. See "Description of the CorTS - Recovery on

Underlying Securities Following Payment Default or Acceleration" and "Risk Factors" in this prospectus supplement.

         The holders of CorTS do not have sole voting rights with respect to the Underlying Securities. Certain actions relating to the Underlying Securities may be taken by the Trustee of the CorTS Trust only upon obtaining the consent of the holders of the CorTS, the I/O Certificates and the Call Warrants, as applicable. See "Description of the Trust Agreement - Voting of Underlying Securities" in this prospectus supplement.

                                     SUMMARY

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the CorTS, you should read carefully this prospectus supplement and the accompanying prospectus in full.

Certificates.............................     The CorTS  Trust will issue  three
                                              classes  of  securities,   one  of
                                              which   is   the   CorTS   offered
                                              pursuant   to   this    prospectus
                                              supplement. The two other class of
                                              securities     are     the     I/O
                                              Certificates and the Call Warrants
                                              which  are  sold   separately   in
                                              private  transactions  as  further
                                              described herein.

Sponsor and Depositor....................     Structured   Products   Corp.,   a
                                              Delaware corporation.  We refer to
                                              Structured  Products  Corp. as the
                                              "Company".

Trustee and Servicer.....................     U.S.    Bank    Trust     National
                                              Association,  a  national  banking
                                              association.  Its  address  is 100
                                              Wall Street, Suite 1600, New York,
                                              New York  10005.  We refer to U.S.
                                              Bank Trust National Association as
                                              "U.S.    Bank    Trust"   or   the
                                              "Trustee."

                                              On the closing  date,  the Company
                                              will   provide   U.S.   Bank  with
                                              certain  information  relating  to
                                              the  Underlying   Issuer  and  the
                                              Underlying  Securities.  Based  on
                                              this  information,  U.S. Bank will
                                              perform   certain   servicing  and
                                              administrative    functions   with
                                              respect   to  the  CorTS  and  the
                                              Trust,   including,   among  other
                                              things:

                                              o  performing         distribution
                                                 calculations,

                                              o  remitting  distributions on the
                                                 distribution   dates  to  CorTS
                                                 holders and

                                              0  preparing           semi-annual
                                                 statements   to  CorTS  holders
                                                 that   detail   the    payments
                                                 received  and the  activity  on
                                                 the    Underlying    Securities
                                                 during      the      applicable
                                                 collection period.

Trustee Compensation.....................     As     compensation     for    the
                                              performance   of  its   duties  as
                                              Trustee,   the  Trustee   will  be
                                              entitled  to  payment  of  Trustee
                                              fees and reimbursement of expenses
                                              by  the  Company   pursuant  to  a
                                              separate    agreement   with   the
                                              Company,  but  will  not  have any
                                              claim   against   the  Trust  with
                                              respect thereto.

Administrative Agent.....................     None.

Issuing Entity...........................     CorTS Trust VI for IBM Debentures,
                                              a common  law  trust to be  formed
                                              under New York law  pursuant  to a
                                              trust   agreement,   dated  as  of
                                              September   19,  2006  (the  "Base
                                              Trust Agreement"), as supplemented
                                              by the CorTS Supplement 2006-2, to
                                              be  dated as of the  closing  date
                                              (the   "Trust   Supplement"   and,
                                              together   with  the  Base   Trust
                                              Agreement, the "Trust Agreement").
                                              We refer to the CorTS Trust VI for
                                              IBM Debentures as the "Trust," the
                                              "CorTS  Trust,"  or  the  "issuing
                                              entity."

Underlying Securities....................     The Trust will  acquire  from CGMI
                                              in exchange  for all of the CorTS,
                                              the I/O Certificates, and the Call
                                              Warrants     $60,000,000    7.125%
                                              Debentures  due  December  1, 2096
                                              (the   "Underlying    Securities")
                                              issued by the  Underlying  Issuer.
                                              The   terms   of  the   Underlying
                                              Securities  are  discussed in more
                                              detail under  "Description  of the
                                              Underlying     Securities"     and
                                              "Appendix   A-Description  of  the
                                              Underlying Securities".

Underlying Issuer........................     International   Business  Machines
                                              Corporation    (the    "Underlying
                                              Issuer").

Offered Securities.......................     2,400,000 6.375% CorTS,  principal
                                              amount   $25   per    CorTS.

                                              If      additional      Underlying
                                              Securities  are sold to the Trust,
                                              then   the   Trust    will   issue
                                              additional  CorTS  in a  principal
                                              amount  equal  to  the   principal
                                              amount of Underlying Securities so
                                              sold to the Trust.  The additional
                                              CorTS  will rank pari  passu  with
                                              all   other   outstanding   CorTS.
                                              Consent   of   the    Holders   of
                                              outstanding   CorTS  will  not  be
                                              required  in  connection  with the
                                              issuance of additional  CorTS, but
                                              notice will be given to Holders of
                                              outstanding CorTS not more than 10
                                              days  after the date on which such
                                              additional  Underlying  Securities
                                              are sold to the Trust.

Interest and Principal Distributions.....     Except  as   otherwise   described
                                              herein,  as a holder of CorTS, you
                                              will  have the  right  to  receive
                                              from the Trust:

                                                 o    semi-annual   payments  of
                                                      interest on the  principal
                                                      amount   of   your   CorTS
                                                      accruing  from the closing
                                                      date  at a rate  of 6.375%
                                                      per  year,  on each June 1
                                                      and December 1,  beginning
                                                      on December 1, 2006, or if
                                                      such day is not a Business
                                                      Day,  the next  succeeding
                                                      Business    Day,     until
                                                      December 1, 2096, which is
                                                      the  CorTS  Maturity  Date
                                                      (the

                                                      "CorTS Maturity Date"), or
                                                      until such earlier date as
                                                      described herein; and

                                                 o    the  pro  rata  share  for
                                                      your  CorTS  of  a  single
                                                      payment  of  principal  of
                                                      $60,000,000  (or  $25  per
                                                      CorTS).

                                              It  is  expected   that  you  will
                                              receive your pro rata share of the
                                              principal  payment  on  the  CorTS
                                              Maturity  Date,  which is the same
                                              as  the   maturity   date  of  the
                                              Underlying Securities,  or if such
                                              day is  not a  Business  Day,  the
                                              next succeeding Business Day or on
                                              such earlier date.

I/O Certificates and Call Warrants.......     On the  closing  date,  the  Trust
                                              will    also    issue    the   I/O
                                              Certificates    and    the    Call
                                              Warrants.    Neither    the    I/O
                                              Certificates nor the Call Warrants
                                              are  offered  by  this  prospectus
                                              supplement.  On the closing  date,
                                              the Call  Warrants will be held by
                                              Citigroup  Global Markets Limited,
                                              an affiliate  of the Company.  The
                                              Call   Warrants  may  be  sold  or
                                              transferred  by  Citigroup  Global
                                              Markets  Limited  at any  time  in
                                              whole  or in  part  to one or more
                                              qualified institutional buyers (as
                                              defined  in Rule  144A  under  the
                                              Securities  Act), and further sold
                                              or   transferred   by   any   such
                                              subsequent  holder(s) from time to
                                              time.

                                              The I/O Certificates will evidence
                                              the right to  receive  semi-annual
                                              interest  payments on the notional
                                              amount  of  the  I/O  Certificates
                                              (which as of the date of  issuance
                                              will   be   $60,000,000)   at   an
                                              interest  rate of 0.75%  per year,
                                              accruing  from and  including  the
                                              closing  date  to  but   excluding
                                              December  1,  2096,  which  is the
                                              "I/O  Certificate  Maturity Date."
                                              or such  earlier date on which the
                                              notional   amount   of   the   I/O
                                              Certificates    is    reduced   as
                                              described    herein.     Scheduled
                                              distributions     on    the    I/O
                                              Certificates will rank on a parity
                                              with      scheduled       interest
                                              distributions  on the  CorTS.  The
                                              I/O Certificates will have a claim
                                              on a portion  of the  proceeds  of
                                              the  liquidation of the Underlying
                                              Securities        in       certain
                                              circumstances.  See  "-Description
                                              of  the  CorTS-Redemption  of  the
                                              CorTS  Upon  Exercise  of  a  Call
                                              Warrant",   "-Redemption   of  the
                                              CorTS  Upon   Redemption   of  the
                                              Underlying Securities", "-Recovery
                                              on Underlying Securities Following
                                              Payment Default or  Acceleration",
                                              "-Action   Upon   the   Underlying
                                              Issuer Failing to Report under the
                                              Exchange Act", and "Description of
                                              the I/O Certificates".

                                              The Call Warrants  will  represent
                                              the  right of a holder of the Call
                                              Warrants    to    purchase     the
                                              Underlying   Securities  from  the
                                              Trust   on   certain    dates   as
                                              described   in   this   prospectus
                                              supplement.  If,  in  the  future,
                                              additional  Underlying  Securities
                                              are sold to the Trust,  additional
                                              I/O  Certificates  in  a  notional
                                              amount  equal  to  the   principal
                                              amount of Underlying Securities so
                                              sold to the Trust  will be issued.
                                              Any  such  additional   Underlying
                                              Securities   will  be  subject  to
                                              additional Call Warrants.

Early Termination of Trust and Redemption
of CorTS.................................     The Trust will  redeem  your CorTS
                                              prior to the CorTS Maturity Date:

                                                 o    in whole or in part if the
                                                      Call      Warrants     are
                                                      exercised  in  whole or in
                                                      part,

                                                 o    in whole or in part if the
                                                      Underlying  Issuer redeems
                                                      the Underlying  Securities
                                                      in whole or in part,

                                                 o    in whole  if the  Trust is
                                                      no longer  permitted under
                                                      Item     1100(c)(2)     of
                                                      Regulation  AB to refer to
                                                      periodic  reports filed by
                                                      the   Underlying    Issuer
                                                      under  the  Exchange  Act,
                                                      including by reason of the
                                                      Underlying    Issuer    no
                                                      longer  being  subject  to
                                                      the reporting requirements
                                                      of,  or  ceasing  to  file
                                                      periodic   reports  under,
                                                      the   Exchange   Act,  and
                                                      information    about   the
                                                      Underlying    Issuer    no
                                                      longer being  available in
                                                      accordance  with the rules
                                                      of  the   SEC   (an   "SEC
                                                      Reporting Failure"), or

                                                 o    in  whole  if  a   Payment
                                                      Default    on,    or    an
                                                      Acceleration    of,    the
                                                      Underlying      Securities
                                                      occurs.

                                              If the Trust is  terminated  prior
                                              to the CorTS  Maturity Date due to
                                              an exercise of the Call  Warrants,
                                              the CorTS  holders will receive an
                                              amount equal to $25 per CorTS plus
                                              accrued   and   unpaid    interest
                                              thereon to the date of  redemption
                                              or exercise  of the Call  Warrants
                                              (plus  $1.00  in  the  case  of an
                                              exercise  of  the  Call   Warrants
                                              prior   to   October  20, 2011  in
                                              connection    with   a    publicly
                                              announced   tender  offer  of  the
                                              Underlying   Securities   by   the
                                              Underlying  Issuer  or  any of its
                                              affiliates).

                                              If the Trust is  terminated  prior
                                              to the CorTS  Maturity Date due to
                                              a  redemption  of  the  Underlying
                                              Securities, the CorTS holders will
                                              receive,  to the extent redemption
                                              proceeds   are    available    for
                                              distribution  in  accordance  with
                                              the priority of payments described
                                              herein, an amount equal to $25 per
                                              CorTS  plus   accrued  and  unpaid
                                              interest  thereon  to the  date of
                                              redemption.

                                              If the Trust is  terminated  prior
                                              to the CorTS  Maturity Date due to
                                              a  Payment   Default   on,  or  an
                                              Acceleration  of,  the  Underlying
                                              Securities,  or an  SEC  Reporting
                                              Failure,  which,  in either  case,
                                              does  not   result   in  a  deemed
                                              exercise  of  the  Call  Warrants,
                                              holders  of the  CorTS and the I/O
                                              Certificates    will   share   the
                                              proceeds of the liquidation of the
                                              Underlying Securities according to
                                              the  Allocation   Percentages  (as
                                              defined herein), which will result
                                              in the holders of CorTS  receiving
                                              less  than  $25  per  CorTS   plus
                                              accrued and unpaid interest.

                                              See     -"Description    of    the
                                              CorTS-Redemption of the CorTS Upon
                                              Exercise   of  a  Call   Warrant",
                                              "-Redemption  of  the  CorTS  Upon
                                              Redemption   of   the   Underlying
                                              Securities",     "-Recovery     on
                                              Underlying   Securities  Following
                                              Payment  Default or  Acceleration"
                                              and "-Action  Upon the  Underlying
                                              Issuer Failing to Report under the
                                              Exchange Act".

Call Warrants; Exercise of Call Warrants;
Redemption of CorTS......................     On any  Business  Day on or  after
                                              October     20,     2011,      the
                                              Warrantholders will have the right
                                              to purchase,  in whole or in part,
                                              the Underlying Securities from the
                                              Trust.  The Underlying  Securities
                                              would be purchased  from the Trust
                                              at  a  price   equal  to  (i)  the
                                              principal amount of the Underlying
                                              Securities  being  purchased  plus
                                              accrued   and   unpaid    interest
                                              thereon to the  purchase  date and
                                              (ii) the I/O  Payment  Amount  (as
                                              defined  herein),   which  sum  is
                                              referred   to  as  the   "Exercise
                                              Price".   If  a  Call  Warrant  is
                                              exercised,  CorTS with a principal
                                              amount  equal  to  the   principal
                                              amount  of  Underlying  Securities
                                              being purchased upon such exercise
                                              will  be  redeemed  for an  amount
                                              equal  to  $25  per   CorTS   plus
                                              accrued   and   unpaid    interest
                                              thereon to the date of redemption.

                                              In addition to any Business Day on
                                              or after  October  20,  2011,  the
                                              Call    Warrants    will    become
                                              immediately   exercisable  and/or,
                                              under  certain  circumstances  (as
                                              described  below),  will be deemed
                                              to   be   exercised,    upon   the
                                              occurrence of any of the following
                                              events:

                                                 o    The   commencement   of  a
                                                      publicly  announced tender
                                                      offer for all or a portion
                                                      of     the      Underlying
                                                      Securities      by     the
                                                      Underlying  Issuer  or any
                                                      of its affiliates;

                                                 o    The  occurrence of certain
                                                      events   of    bankruptcy,
                                                      insolvency             and
                                                      reorganization        with
                                                      respect to the  Underlying
                                                      Issuer;

                                                 o    A  redemption  of all or a
                                                      portion of the  Underlying
                                                      Securities;

                                                 o    The  occurrence  of an SEC
                                                      Reporting Failure; and

                                                 o    The    occurrence   of   a
                                                      Payment Default on, or the
                                                      Acceleration    of,    the
                                                      Underlying Securities.

                                              On any Business Day  following (i)
                                              the  occurrence of certain  events
                                              of   bankruptcy,   insolvency  and
                                              reorganization with respect to the
                                              Underlying   Issuer  or  (ii)  the
                                              commencement    of   a    publicly
                                              announced  tender offer for all or
                                              a   portion   of  the   Underlying
                                              Securities   by   the   Underlying
                                              Issuer  or any  of its  affiliates
                                              (but on or  before  the date  such
                                              tender   offer   expires   or   is
                                              consummated),  the  Warrantholders
                                              will have the  right to  purchase,
                                              in   whole   or   in   part,   the
                                              Underlying   Securities  from  the
                                              Trust.  The Underlying  Securities
                                              would be  purchased  in the manner
                                              set   forth   in   the   preceding
                                              paragraph   except   that  if  the
                                              purchase  occurs  prior to October
                                              20,  2011 and  in  connection with
                                              a publicly announced tender offer,
                                              the Warrantholder will be required
                                              to pay the Exercise  Price plus an
                                              amount  sufficient  to ensure that
                                              the   CorTS   will   be   paid  an
                                              additional $1.00 per $25.00 CorTS.

                                              Upon   the    occurrence    of   a
                                              redemption   of   the   Underlying
                                              Securities,      Call     Warrants
                                              proportionate to the amount of the
                                              Underlying    Securities   to   be
                                              redeemed   may  be  deemed  to  be
                                              exercised and cash-settled and the
                                              CorTS  will   receive   redemption
                                              proceeds in an amount equal to $25
                                              per CorTS plus  accrued and unpaid
                                              interest    to   the    date    of
                                              redemption.

                                              See   "Description  of  the  CorTS
                                              -Redemption   of  the  CorTS  Upon
                                              Redemption   of   the   Underlying
                                              Securities."

                                              In the  event of an SEC  Reporting
                                              Failure, the Underlying Securities
                                              will be  liquidated  and the  Call
                                              Warrants  will become  immediately
                                              exercisable and, if "in-the-money"
                                              or "at-the-money" (i.e., the value
                                              of the Underlying Securities is at
                                              least equal to the  principal  of,
                                              and accrued interest on, the CorTS
                                              plus the I/O  Payment  Amount  and
                                              accrued   interest   on  the   I/O
                                              Certificates),  will be  deemed to
                                              be    exercised    and   will   be
                                              cash-settled  from the liquidation
                                              proceeds    of   the    Underlying
                                              Securities after all payments made
                                              to  the  CorTS  Certificateholders
                                              and I/O Certificateholders.  Under
                                              such   circumstances,   the  CorTS
                                              Certificateholders   will  receive
                                              liquidation  proceeds in an amount
                                              equal  to  $25  per   CorTS   plus
                                              accrued   and   unpaid    interest
                                              thereon    to    the    date    of
                                              liquidation.       The       CorTS
                                              Certificateholders     will    not
                                              receive any additional liquidation
                                              proceeds       available       for
                                              distribution. If the Call Warrants
                                              are    not    "in-the-money"    or
                                              "at-the-money"    and    are   not
                                              exercised  before the  liquidation
                                              of the Underlying Securities, they
                                              will  expire   worthless  and  the
                                              liquidation   proceeds   will   be
                                              distributed     to    the    CorTS
                                              Certificateholders     and     I/O
                                              Certificateholders  in  accordance
                                              with the  Allocation  Percentages.
                                              See   "Description  of  the  CorTS
                                              -Action Upon the Underlying Issuer
                                              Failing   to   Report   Under  the
                                              Exchange Act."

                                              In the event a Payment Default on,
                                              or  the   Acceleration   of,   the
                                              Underlying  Securities,  the  Call
                                              Warrants will, if  "in-the-money",
                                              be deemed to be exercised and will
                                              be  cash-settled   for  an  amount
                                              equal to any proceeds  received in
                                              respect    of    the    Underlying
                                              Securities  as a  result  of  such
                                              Payment  Default  or  Acceleration
                                              remaining  after all payments made
                                              to  the  CorTS  Certificateholders
                                              and  I/O   Certificateholders   in
                                              connection   with   such   Payment
                                              Default  or  Acceleration.   Under
                                              such   circumstances,   the  CorTS
                                              Certificateholders   will  receive
                                              liquidation  proceeds in an amount
                                              equal  to  $25  per   CorTS   plus
                                              accrued   and   unpaid    interest
                                              thereon    to    the    date    of
                                              liquidation.       The       CorTS
                                              Certificateholders     will    not
                                              receive any additional liquidation
                                              proceeds       available       for
                                              distribution. If the Call Warrants
                                              are not "in-the-money",  they will
                                              expire     worthless    and    the
                                              liquidation   proceeds   will   be
                                              distributed     to    the    CorTS
                                              Certificateholders     and     I/O
                                              Certificateholders  in  accordance
                                              with the  Allocation  Percentages.
                                              See   "Description  of  the  CorTS
                                              -Recovery on

                                              Underlying   Securities  Following
                                              Payment Default or  Acceleration."

                                              A holder of Call  Warrants  is not
                                              required to exercise Call Warrants
                                              with  respect  to  the  Underlying
                                              Securities at any time (except for
                                              the deemed exercises  described in
                                              the preceding  three  paragraphs).
                                              Therefore,   there   can   be   no
                                              assurance   that  the  Trust  will
                                              redeem  your  CorTS  prior  to the
                                              CorTS Maturity Date as a result of
                                              the Call Warrants being exercised.
                                              Should the Trust redeem your CorTS
                                              prior to the CorTS  Maturity  Date
                                              as a result of an  exercise of the
                                              Call  Warrants,  the Trustee  will
                                              notify  you by mail at  least  ten
                                              (10)  days  before  such  date  of
                                              redemption.

Optional Redemption of the Underlying
Securities; Redemption of CorTS..........     The  Underlying   Issuer  has  the
                                              right  to  redeem  the  Underlying
                                              Securities in whole at any time or
                                              in  part  from  time  to time at a
                                              make-whole  redemption  price  (an
                                              "Optional  Redemption").

                                              Upon the occurrence of an Optional
                                              Redemption,   redemption  proceeds
                                              (to the extent of funds available)
                                              will be allocated in the following
                                              order  of   priority:   (i)  CorTS
                                              selected by lot for redemption, in
                                              an  aggregate   principal   amount
                                              equal to the  principal  amount of
                                              the  Underlying  Securities  to be
                                              redeemed,  will be  redeemed  at a
                                              price  equal to $25 per CorTS plus
                                              accrued   and   unpaid    interest
                                              thereon to the date of redemption;
                                              (ii) the  notional  amount  of the
                                              I/O  Certificates  will be reduced
                                              by  an   amount   equal   to   the
                                              principal amount of the Underlying
                                              Securities  to be redeemed and the
                                              I/O    Certificateholders     will
                                              receive    accrued    and   unpaid
                                              interest on the notional amount of
                                              the   I/O   Certificates   to   be
                                              reduced;     (iii)     the     I/O
                                              Certificateholders will receive an
                                              amount  equal  to the I/O  Payment
                                              Amount (as  defined  herein);  and
                                              (iv) Call  Warrants  proportionate
                                              to  the   amount   of   Underlying
                                              Securities to be redeemed will, if
                                              "in-the-money",  be  deemed  to be
                                              exercised  on a pro rata basis for
                                              each holder of Call  Warrants  and
                                              will be cash-settled for an amount
                                              equal to any remaining  redemption
                                              proceeds  after the payments  made
                                              pursuant  to clauses  (i)  through
                                              (iii) above, otherwise,  such Call
                                              Warrants  will  expire  worthless,
                                              and,  in  either  case,  such Call
                                              Warrants    will   cease   to   be
                                              outstanding.

Conditional Right to Shorten
Maturity Date............................     The  Underlying   Issuer  has  the
                                              right to shorten the maturity date
                                              of the  Underlying  Securities  in
                                              the event that,  in the opinion of
                                              an  independent  tax  counsel,   a
                                              change in the  United  States  tax
                                              laws will cause the interest  paid
                                              on the

                                              Underlying  Securities to cease to
                                              be deductible  for federal  income
                                              tax  purposes.  In the  event  the
                                              Underlying   Issuer  shortens  the
                                              maturity  date  of the  Underlying
                                              Securities,  the maturity  date of
                                              the   CorTS   will  be   similarly
                                              shortened.   See  "Description  of
                                              CorTS--Conditional     Right    to
                                              Shorten Maturity" herein.

Additional Underlying
Securities; Issuance
of Additional Certificates...............     From   time  to  time   hereafter,
                                              additional  Underlying  Securities
                                              may be sold to the  Trust  without
                                              the consent of Certificateholders,
                                              in  which  case  additional  CorTS
                                              will  be  issued  in  a  principal
                                              amount  equal  to  the   principal
                                              amount of Underlying Securities so
                                              sold  to  the   Trust.   Any  such
                                              additional  CorTS issued will rank
                                              pari passu  with the CorTS  issued
                                              on  the  Closing   Date  and  such
                                              additional CorTS together with the
                                              CorTS  issued on the Closing  Date
                                              will  be  backed  by the  expanded
                                              asset  pool   consisting   of  the
                                              Underlying  Securities  originally
                                              sold to the  Trust on the  Closing
                                              Date and the additional Underlying
                                              Securities.     Additional     I/O
                                              Certificates  in a notional amount
                                              equal to the  principal  amount of
                                              the      additional      Underling
                                              Securities  so sold  to the  Trust
                                              will  also  be  issued.  Any  such
                                              additional  Underlying  Securities
                                              which are sold to the Trust  after
                                              the  Closing  Date will be subject
                                              to   additional   Call   Warrants.
                                              Additional   CorTS  will  only  be
                                              issued in connection with the sale
                                              of      additional      Underlying
                                              Securities  to the  Trust.  Notice
                                              will   be   given   to    existing
                                              Certificateholders  of the sale of
                                              additional  Underlying  Securities
                                              to the Trust not more than 10 days
                                              after  the  date  on  which   such
                                              additional  Underlying  Securities
                                              are  sold  to the  Trust.  Because
                                              additional  Underlying  Securities
                                              may  be  sold  to  the   Trust  as
                                              described  above,  the  Trust is a
                                              "master  trust" within the meaning
                                              of    Item     1101(c)(3)(i)    of
                                              Regulation AB.

Removal or Substitution of
Underlying Securities....................     The  Underlying  Securities may be
                                              removed  from the  Trust  upon the
                                              exercise or deemed exercise of the
                                              Call Warrants as described herein.

Denominations............................     Each CorTS  will have a  principal
                                              amount of $25.

Registration, Clearance and Settlement...     Your CorTS will be  registered  in
                                              the  name  of  Cede & Co.,  as the
                                              nominee  of The  Depository  Trust
                                              Company.

Tax Considerations.......................     The  Trust  intends  to treat  the
                                              Underlying  Securities as debt for
                                              federal  income tax  purposes.  If
                                              the Underlying  Securities are not
                                              debt     then,     among     other
                                              consequences,  distributions could
                                              be   considered   dividends   (not
                                              interest)  and may be  subject  to
                                              withholding. Further, in the event
                                              that   the    Underlying    Issuer
                                              exercises its right to shorten the
                                              maturity    of   the    Underlying
                                              Securities  upon the occurrence of
                                              a Tax  Event (as  defined  below),
                                              such event may be a taxable  event
                                              to     Certificateholders.     See
                                              "Certain    Federal   Income   Tax
                                              Considerations" herein.

                                              For federal income tax purposes, a
                                              CorTS   represents   two  separate
                                              components  - an  interest  in the
                                              Underlying  Securities  other than
                                              the  interest  represented  by the
                                              I/O  Certificates  (the  "Stripped
                                              Underlying   Securities")  and  an
                                              interest in the Call Warrants.

                                              On your  behalf,  the Trustee will
                                              identify  your  interests  in  the
                                              Call  Warrants  and  the  Stripped
                                              Underlying      Securities      as
                                              identified    positions    of   an
                                              identified  straddle.  In order to
                                              ensure that the Trustee's straddle
                                              identification  is respected,  you
                                              should  consider  making  your own
                                              identification   on  a  protective
                                              basis in your books and records on
                                              or  before  the day  you  purchase
                                              your CorTS.  However,  in general,
                                              provided  that  you do not own any
                                              position that economically offsets
                                              either   your   interest   in  the
                                              Stripped Underlying  Securities or
                                              the Call Warrants,  other than the
                                              positions  you own as a result  of
                                              holding a CorTS, you will be taxed
                                              generally   in  the  same   manner
                                              whether   or  not  the   Trustee's
                                              identification  or your protective
                                              identification  is respected.  You
                                              should   consult   your   own  tax
                                              advisor   concerning  whether  you
                                              should   disavow   the   Trustee's
                                              identification and, if applicable,
                                              make        any        alternative
                                              identification.    See    "Certain
                                              Federal         Income         Tax
                                              Considerations--Taxation   of  the
                                              CorTS" herein.

                                              You will be required to include in
                                              income  your pro rata share of all
                                              interest     payments    on    the
                                              Underlying  Securities received by
                                              the Trust in accordance  with your
                                              usual  method of  accounting.  For
                                              information   reporting  purposes,
                                              such  payments will be reported to
                                              you in the same manner as reported
                                              to  holders   of  the   Underlying
                                              Securities,  which is currently on
                                              Form  1099-INT as interest and not
                                              as original  issue  discount.  See
                                              "Certain    Federal   Income   Tax
                                              Considerations--Taxation   of  the
                                              CorTS" herein.

                                              Although  each  component  of  the
                                              CorTS  will be  taxed  separately,
                                              your  total  gain  or  loss on the
                                              sale,     exchange     or    other
                                              disposition  of  your  CorTS  will
                                              equal the amount  received on such
                                              sale,     exchange     or    other
                                              disposition  less the amount  paid
                                              for the CorTS and less any premium
                                              you elect to amortize. Any gain or
                                              loss you recognize  upon the sale,
                                              exchange or other  disposition  of
                                              your  CorTS  will  be   short-term
                                              capital  gain or loss (except that
                                              any accrued  market  discount will
                                              constitute ordinary income),  even
                                              if you hold  your  CorTS  for more
                                              than one year. For a discussion of
                                              premium, market discount, and gain
                                              and loss upon the  sale,  exchange
                                              or  other   disposition   of  your
                                              CorTS, see "Certain Federal Income
                                              Tax   Considerations--Taxation  of
                                              the CorTS"  herein.

                                              See  "Certain  Federal  Income Tax
                                              Considerations" in this Prospectus
                                              Supplement and in the accompanying
                                              Prospectus.

ERISA Considerations.....................     An "employee benefit plan" subject
                                              to   Title   I  of  the   Employee
                                              Retirement  Income Security Act of
                                              1974,  as  amended,  or  a  "plan"
                                              subject  to  Section  4975  of the
                                              Internal  Revenue  Code  of  1986,
                                              contemplating   the   purchase  of
                                              CorTS  should   consult  with  its
                                              counsel   before   making  such  a
                                              purchase. The fiduciary of such an
                                              employee  benefit plan or plan and
                                              such   legal    advisors    should
                                              consider  whether  the CorTS  will
                                              satisfy all of the requirements of
                                              the "publicly-offered  securities"
                                              exception  described herein or the
                                              possible   application   of  other
                                              "prohibited            transaction
                                              exemptions"    described   herein.
                                              However, if the CorTS are delisted
                                              from    the    NYSE,    additional
                                              restrictions    imposed   by   the
                                              Employee     Retirement     Income
                                              Security Act of 1974,  as amended,
                                              or  Section  4975 of the  Internal
                                              Revenue  Code of 1986 may apply to
                                              the   purchase   of   CorTS.   See
                                              "Certain   ERISA   Considerations"
                                              herein.

Listing..................................     Application  will  be made to list
                                              the  CorTS on the New  York  Stock
                                              Exchange. If approved for listing,
                                              trading  of the  CorTS on the NYSE
                                              is expected  to commence  within a
                                              30-day  period  after the  initial
                                              delivery thereof.  There can be no
                                              assurance   that  the  CorTS  will
                                              remain  listed  on the  NYSE.  See
                                              "Underwriting" herein.

Ratings..................................     It is a  condition  to issuance of
                                              the  CorTS  that they be rated the
                                              same as the Underlying  Securities
                                              by  each  of   Moody's   Investors
                                              Service,   Inc.   and  Standard  &
                                              Poor's   Ratings    Services,    a
                                              division   of   the    McGraw-Hill
                                              Companies, Inc.

                                              As of the date of this  prospectus
                                              supplement,     the     Underlying
                                              Securities are rated "A1" and "A+"
                                              by Moody's and S&P,  respectively.
                                              Moody's   and  S&P  may   maintain
                                              ongoing rating  surveillance  with
                                              respect to the  CorTS,  but nether
                                              the Trustee  nor the Company  will
                                              monitor  any changes in the rating
                                              of the  CorTS  after  the  closing
                                              date.

                                  RISK FACTORS

You should  consider the following  factors in deciding  whether to purchase the
CorTS:

1. No Investigation into the Business Condition of the Underlying Issuer Has Been Made by the Company, Underwriter or Trustee. None of the Company, the Underwriter, or the Trustee, or any of their respective affiliates, has made any investigation into the business condition, financial or otherwise, of the Underlying Issuer, or has verified or will verify any reports or information filed by the Underlying Issuer with the SEC or otherwise made available to the public nor can any of the Company, the Underwriter, or the Trustee, or any of their respective affiliates, assure that the Underlying Issuer will continue to file such reports in the future. Prospective investors in the CorTS should carefully consider publicly available financial and other information regarding the Underlying Issuer in making their investment decision. See "The Underlying Issuer," "Description of the Underlying Securities," and "Appendix A-Description of the Underlying Securities" herein.

2. The Underlying Issuer is the Only Payment Source. The payments made by the Underlying Issuer on the Underlying Securities are the only source of payment for your CorTS, except in the case where a holder of the Call Warrants exercises a Call Warrant with respect to the Underlying Securities. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Issuer experience financial difficulties, this could result in any combination of a delay in payment, partial payment or non-payment of your CorTS. In the event of nonpayment on the Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment. See "Description of the CorTS--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

3. Possible Early Termination of the CorTS Trust Following the Underlying Issuer Ceasing to Report Could Result in a Loss to Certificateholders. The CorTS Trust may be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Under current rules of the SEC, the CorTS Trust will be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Exchange Act and information about the Underlying Issuer or the Underlying Securities is not available in accordance with the rules of the SEC. If the CorTS Trust so terminates, the Underlying Securities will be sold in accordance with the Trust Agreement and the proceeds will be distributed as described herein. If the liquidation price of the Underlying Securities is less than the Exercise Price of the Call Warrants (as described herein), the proceeds of the sale of the Underlying Securities will be allocated between the holders of the CorTS and the I/O Certificates according to the allocation percentages specified on Appendix B to this prospectus supplement (the "Allocation Percentages"). If the liquidation price of the Underlying Securities is equal to or greater than the Exercise Price of the Call Warrants, the Call Warrants will be deemed to be exercised and the holders of the CorTS will receive $25 per CorTS plus accrued and unpaid interest. See "Description of the CorTS - Action Upon The Underlying Issuer Failing to Report Under the Exchange Act" herein.

4. None of the Trustee, the Company or the Underwriter Can Predict Whether The Underlying Issuer Will Cease Reporting. The Underlying Issuer would no longer be required to file periodic reports under the Exchange Act under a variety of circumstances, including but not limited to, (i) the Underlying Issuer no longer having publicly issued common stock or debt listed on the NYSE or any other national securities exchange and each issue of the Underlying Issuer's publicly issued common stock or debt being held by a limited number of holders, (ii) certain mergers, sales or other reorganizations of the Underlying Issuer which result in the Underlying Issuer not being a reporting company, or (iii) the
         Underlying Issuer ceasing to file certain financial information in connection with its reporting requirements under the Exchange Act. It is not possible to predict whether the Underlying Issuer will, in the future, cease filing periodic reports and whether, as a result, the Trust would terminate. Given this uncertainty, none of the Trustee, the Company or the Underwriter is able to predict whether the Underlying Issuer will cease filing reports in the future. Investors in the CorTS should make their own determination of the likelihood that the Underlying Issuer will cease filing reports in the future. See "The
         Underlying Issuer" and "Description of the CorTS - Action Upon the Underlying Issuer Failing to Report Under the Exchange Act".

5. The Warrantholders May Cause the Redemption of the CorTS. On any Business Day on or after October 20, 2011 (or earlier in the case of a SEC Reporting Failure, the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer, or a publicly announced tender offer for the Underlying Securities by the Underlying Issuer or any of its affiliates), Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust. The purchase of the Underlying Securities from the Trust by the holders of the Call Warrants will cause the redemption of CorTS (selected by lot, in the case of a partial exercise of the Call Warrants) with a principal amount equal to the principal amount of Underlying Securities being purchased for an amount equal to $25 per CorTS (plus $1.00 in the case of an exercise of the Call Warrants prior to October 20, 2011 in connection with a publicly announced tender offer of the Underlying Securities by the Underlying Issuer or any of its affiliates) plus accrued and unpaid interest thereon to the date of redemption. Investors should be aware that the holder of the Call Warrants may at any time be the holder of the I/O Certificates.

6. The Underlying Securities May Be Redeemed by the Underlying Issuer. The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an "Optional Redemption"). See "Description of the CorTS--Redemption of the CorTS Upon Redemption of the Underlying Securities" herein.

         The occurrence of an Optional Redemption will cause the redemption of CorTS (selected by lot, in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities being redeemed, for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption, to the extent redemption proceeds are available for distribution in accordance with the priority of payments described herein. See "Description of the CorTS--Redemption of the CorTS Upon Redemption of the Underlying Securities" herein.

         The  Underlying  Issuer  is  not  required  to  redeem  the  Underlying
         Securities prior to their stated maturity. Therefore, there can be no assurance that the Trust will redeem your CorTS prior to the CorTS Maturity Date. Should the Trust redeem your CorTS prior to the CorTS
         Maturity Date, the Trustee will notify you by mail at least ten (10) days before such date of redemption.

7. There May Not be a Liquid Secondary Market for the CorTS. Although application has been made to list the CorTS on the NYSE, there can be no assurance that the CorTS will be approved or, once listed, will continue to be eligible for trading thereon. There can also be no assurance as to whether there will be a secondary market in the CorTS or, if there is such a secondary market, whether such market will be liquid or illiquid. If the secondary market for the CorTS is limited, there may be few buyers if you decide to sell your CorTS prior to the CorTS Maturity Date. This may affect the price you will receive on the CorTS. There is currently no secondary market for the CorTS.

8.       Certain  Payments  to CGMI.  On  December  1,  2006,  as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from June 1, 2006 to but not including the closing date of the CorTS issuance. In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the CorTS Certificateholders and the I/O Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities. See "Description of the CorTS--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

9. The Underlying Issuer May Shorten the Maturity of the Underlying Securities if a Tax Event Occurs. Upon the occurrence of a Tax Event (as defined below), the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required, in the opinion of a nationally recognized independent tax counsel, such that after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for federal income tax purposes. There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of such a Tax Event. The Underlying Issuer's exercise of its right to shorten the maturity of the Underlying Securities will be a taxable event to holders of the CorTS if the Underlying Securities are treated as equity for purposes of federal income taxation before the maturity is shortened, assuming that the Underlying Securities of shortened maturity are treated as debt for such purposes. Moreover, while Special Tax Counsel's opinion that the Trust will be treated as a grantor trust and not be treated as an association taxable as a corporation is based on the assumption that the Underlying Securities will be treated as debt for federal income tax purposes, no opinion has been rendered regarding their status and the IRS could challenge their status as debt.

10. The Market Value of Underlying Securities May Decline. The market value of the Underlying Securities, due to their long dated maturity, will be very sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Underlying Issuer and other factors. Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the CorTS, and a holder of the CorTS will bear the risk of any such decline in market value.

11. If a Payment Default or an Acceleration Occurs with respect to the Underlying Securities, Holders of the CorTS May Experience a Loss. If a Payment Default on, or an Acceleration of, the Underlying Securities occurs, the Underlying Securities will be liquidated by the Trust and liquidation proceeds will be allocated to the holders of the CorTS and the I/O Certificates in accordance with the Allocation Percentages. This allocation of liquidation proceeds may cause the holders of the CorTS to receive less than they would have received if they owned the Underlying Securities directly. See "Description of the
         Certificates-Recovery on Underlying Securities Following Payment Default or Acceleration".

12. Conflicts of Interest. CGMI and other affiliates of the Company may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer or its affiliates. In particular, affiliates of the Company may provide investment banking and other financial services, and may enter into derivative transactions with, the Underlying Issuer or its affiliates. Affiliates of the Company may also hold long or short positions with respect to securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the Company may exercise or enforce rights against, and may otherwise act with respect to, the Underlying Issuer or its affiliates without regard to the issuance of the CorTS and the related transactions described in this Prospectus Supplement. Any such actions might have an adverse effect on the Underlying Securities or the Underlying Issuer, the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the CorTS. In the case of a bankruptcy or insolvency of the Underlying Issuer or its affiliates, or any other default under securities or other obligations of the
         Underlying Issuer or its affiliates (including the Underlying Securities), the interests of CorTS Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of affiliates of the Company that have entered into transactions with the Underlying Issuer or its affiliates.

         Each CorTS Certificateholder will be deemed to have acknowledged and agreed that the Underwriter and its affiliates may engage in any kind of business with, or have an investment in, the Underlying Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Underlying Securities or related persons which may not be made available to CorTS Certificateholders.

                            THE SPONSOR AND DEPOSITOR

         Structured Products Corp., or the "Company", was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Financial Products Inc. ("Citigroup"). The Company's address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-7496. As provided in its certificate of incorporation, the Company's business consists of, and is limited to, acquiring, holding and disposing of underlying securities, entering into certain derivative transactions in connection with such underlying securities, acting as depositor of trusts in connection with series of trust certificates, issuing and selling certificates and notes relating to such underlying securities (and pursuant to certain restrictions unrelated to such underlying securities), registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, and engaging in other related activities and transactions. The first securitization transaction sponsored by the Company took place over ten (10) years ago.

         The Company will cause the Trustee, on behalf of the Trust to purchase the Underlying Securities from CGMI on the closing date. CGMI acquired the Underlying Securities at negotiated prices in secondary market transactions.

         The Company's certificate of incorporation requires that the Company have an independent director not associated with Citigroup, and that the Company not allow Citigroup to act on behalf of or be responsible for liabilities of the Company. The limited activities of the Company are also intended to prevent the Company from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the Company.

         The duties of the Company under the Trust Agreement following the issuance of the CorTS are limited to: (i) giving notice of the discovery by the Company of any breach of its representations or warranties made in connection with establishment of the Trust; (ii) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iv) providing for the payment of the fees of the trustee pursuant to a separate agreement and providing indemnification to the trustee; (v) appointing a replacement trustee in the event of the trustee's resignation or removal; and (vi) appointing a replacement warrant agent in relation to the warrants in the event of the existing agent's resignation or removal.

                             FORMATION OF THE TRUST

         The Company will establish the CorTS Trust VI for IBM Debentures (the "CorTS Trust" or "Trust") under New York law pursuant to the base trust agreement, dated as of September 19, 2006 (the "Base Trust Agreement"), as supplemented by the CorTS Supplement 2006-2, dated as of the closing date (the "Trust Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"). The closing date means the date of initial delivery of the CorTS. The assets of the Trust will consist of $60,000,000 7.125% Debentures due December 1, 2096 (the "Underlying Securities") issued by International Business Machines Corporation (the "Underlying Issuer") and payments of principal and interest made by the Underlying Issuer on the Underlying Securities as discussed in more detail under "Description of the CorTS" herein. Concurrently with the execution and delivery of the Trust Supplement, the Trust will purchase, at the direction of the Company, the
Underlying Securities from Citigroup Global Markets Inc. ("CGMI" or, in its capacity as underwriter, the "Underwriter"). The Trustee shall pay the purchase price for the Underlying Securities by delivering to, or at the direction of, CGMI all of the CorTS Callable Trust Certificates (the "CorTS"), the I/O Certificates (the "I/O Certificates"), and the Call Warrants (the "Call Warrants") on the closing date and making a payment of accrued interest on the Underlying Securities to CGMI on December 1, 2006. The Trustee will hold the
Underlying Securities for the benefit of the holders of the CorTS (the "CorTS Certificateholders") and the holders of the I/O Certificates (the "I/O Certificateholders" and, together with the CorTS Certificateholders, the "Certificateholders"), subject to the rights of the holders of the Call Warrants (the "Warrantholders"). Scheduled interest distributions on the CorTS will rank on a parity with scheduled distributions on the I/O Certificates. I/O Certificates will have a claim on a portion of the proceeds of the liquidation or distribution of the Underlying Securities in certain circumstances. The CorTS and the I/O Certificates will each mature on December 1, 2096 (such date is referred to as the "CorTS Maturity Date" or the "I/O Certificate Maturity Date", as applicable), which is also the maturity date of the Underlying Securities.

         The Underlying Securities, together with all payments on or collections in respect of the Underlying Securities due on and after the closing date and any proceeds thereof, will represent the Trust's sole assets. It is not expected that the Trust will have any other significant assets or means of capitalization. The Company estimates the market price of the Underlying Securities, as of the business day immediately preceding the date of this prospectus supplement, as 113.788% of their principal amount (plus accrued interest). This market price is based on one or more prices reported or available to the Company for actual sales occurring on or before October 13, 2006. The foregoing market price of the Underlying Securities does not reflect the cost of the Call Warrants or the I/O Certificates to the CorTS Certificateholders, and is not intended to indicate the market value of the CorTS.

         The fiscal year for the Trust will end on December 31 of each year.

                                 USE OF PROCEEDS

         The Trust will deliver the CorTS, the I/O Certificates and the Call Warrants to, or at the direction of, CGMI in exchange for the Underlying Securities, which, once acquired, will be the sole Deposited Assets (as defined in the accompanying prospectus) of the Trust.

                              THE UNDERLYING ISSUER

         The Underlying Issuer files annual, quarterly and current reports, proxy statements and other information reports with the Commission in accordance with the Exchange Act and this information is publicly available as described below. This prospectus supplement does not provide information with respect to the Underlying Issuer. No investigation has been made of the business condition, financial or otherwise, or creditworthiness of the Underlying Issuer or any of its subsidiaries in connection with the issuance of the CorTS. The Company is not an affiliate of the Underlying Issuer. The Underlying Issuer is not involved in any way with the issuance of the CorTS and has no responsibility to take the holders of the CorTS into account.

         As described below, the Underlying Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission. Information about the Underlying Issuer is not set forth in this Prospectus Supplement and instead CorTS Certificateholders are directed to the publicly available information about the Underlying Issuer filed in accordance with the Exchange Act. You may read and copy any documents filed by the Underlying Issuer at the Commission's public reference room at 100 F Street, NE, Washington, DC 20549 (File No. 001-02360). Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Underlying Issuer's filings with the Commission are also available to the public through the Commission's website at http://www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005. The reports and other information filed by the Underlying Issuer with the Commission or the NYSE are not incorporated by reference into this prospectus supplement or the accompanying prospectus. The Underlying Issuer is subject to informational reporting because the Underlying Issuer has publicly issued common stock and publicly issued debt which is traded on the New York Stock Exchange ("NYSE") and guarantees publicly issued debt which is traded on the NYSE. For a discussion of the termination of the Trust and the distribution which CorTS Certificateholders would receive upon a termination of the Trust as a result of the Underlying Issuer no longer being required to report, or ceasing to report, under the Exchange Act, see "Description of the CorTS-Action Upon the Underlying Issuer Failing to Report Under the Exchange Act" in this Prospectus Supplement.

         This Prospectus Supplement, the accompanying Prospectus, the Underlying Securities Prospectus and the Underlying Securities Registration Statement describe the material terms of the Underlying Securities. This Prospectus Supplement is qualified in its entirety by, and should be read in conjunction with, (i) the accompanying Prospectus, (ii) the Underlying Securities Prospectus and (iii) the Underlying Securities Registration Statement of which such
Underlying Securities Prospectus is a part. No representation is made by the Trust, the Trustee, the Underwriter or the Company as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying Securities Registration Statement. Neither the Underlying Securities Prospectus nor the Underlying Securities Registration Statement is incorporated into this Prospectus Supplement or the accompanying Prospectus.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         The Underlying Securities will consist solely of $60,000,000 aggregate principal amount of 7.125% Debentures issued by the Underlying Issuer, having the characteristics described in a Prospectus Supplement dated December 3, 1996 to a Prospectus dated December 3, 1996 (collectively, the "Underlying Securities Prospectus"). The Underlying Securities originally were issued by the Underlying Issuer as part of an underwritten public offering of $850,000,000 aggregate principal amount of such securities, pursuant to registration statement no. 033-65119 (together with all amendments and exhibits thereto, the "Underlying Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Distributions of interest are required to be made on the Underlying Securities semi-annually on the 1st of each June and December, or if such day is not a Business Day, on the next succeeding Business Day, and a single payment of principal of $60,000,000 is payable on December 1, 2096 (the "Maturity Date") or upon earlier redemption.

         This Prospectus Supplement sets forth material terms with respect to the Underlying Securities, but does not provide detailed information with respect thereto. For a summary of such terms, see Appendix A to this Prospectus Supplement. This Prospectus Supplement relates only to the CorTS offered by this Prospectus Supplement and is not an offering document for the Underlying Securities. All disclosure contained in this Prospectus Supplement with respect to the Underlying Securities is derived from publicly available documents described above. Further, the Underlying Issuer is subject to the information reporting requirements of the Exchange Act. Although neither the Company nor the Underwriter has reason to believe the information concerning the Underlying
Securities or the Underlying Issuer set forth in the Underlying Securities Prospectus or any report filed under the Exchange Act is not reliable, the Company did not participate in the preparation of such documents, and neither the Company nor the Underwriter in connection with the offering of the CorTS has made any due diligence inquiry with respect to the information provided therein. Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different. There can be no assurance that events affecting the Underlying Securities or the Underlying Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

         Neither CGMI nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, with the Underlying Issuer relating to the offering of the CorTS, and neither the Underlying Issuer nor any of its affiliates is an affiliate of the Company or any underwriter for the CorTS or is required to take into account the CorTS Certificateholders.

Ratings

         As of the date of this prospectus supplement, the Underlying Securities are rated "A1" by Moody's and "A+" by S&P. Any rating of the Underlying
Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the CorTS, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. You will not be notified of any changes to any ratings of the Underlying Securities.

The Underwriter and the Underlying Issuer

         From time to time, the Underwriter may be engaged by the Underlying Issuer as an underwriter or a placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or another affiliate of the Company may make a market in other outstanding securities of the Underlying Issuer.

                            DESCRIPTION OF THE CORTS

General

         The CorTS will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus describes material terms of the CorTS and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the CorTS and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the CorTS of any given series and the related trust agreement set forth in the accompanying prospectus, to which description reference is hereby made.

         The CorTS will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the accompanying prospectus. The CorTS together with the I/O Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due on and after the closing date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the CorTS Certificateholders and the I/O Certificateholders by the Trustee, subject to the rights of the Warrantholders.

         All distributions to CorTS Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein. The CorTS do not represent an interest in or obligation of the Company, the Underlying Issuer, the Trustee, the Underwriter, or any affiliate thereof.

Distributions and Priority of Payments

         Each CorTS evidences the right to receive, to the extent received by the Trust on the Underlying Securities, (i) a semi-annual distribution of interest on June 1 and December 1 of each year, commencing December 1, 2006 and
(ii) a distribution of principal equal to $25 per CorTS on the CorTS Maturity Date, or earlier date following the exercise or deemed exercise of the Call Warrants or any other early termination; provided that if any distribution date is not a Business Day, then the distribution which would otherwise have been payable on that distribution date will be paid on the next succeeding Business Day. With respect to any distribution date, the record date is the day immediately prior to such distribution date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

         The Trustee shall apply amounts received in respect of the Underlying Securities available as follows:

         (a) on any interest distribution date and on the CorTS Maturity Date, amounts available for distribution shall be distributed pro rata to (i) the CorTS holders to the payment of any accrued and unpaid interest on any interest distribution date and to the payment of any accrued and unpaid interest and principal on the CorTS Maturity Date and
(ii) the I/O Certificateholders to any accrued and unpaid payments;

         (b) in the event of an SEC Reporting Failure which does not result in the exercise or deemed exercise of the Call Warrants, the Underlying Securities will be liquidated and the liquidation proceeds which are available for distribution will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages;

         (c) in the event of an SEC Reporting Failure which results in the deemed exercise of the Call Warrants, the Underlying Securities will be liquidated and the CorTS Certificateholders will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest and the I/O Certificateholders will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount;

         (d) in the event of the exercise of a Call Warrant (other than a deemed exercise), cash proceeds received by the Trustee from the sale of the Underlying Securities to the Warrantholder will be applied as follows: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities sold, will be redeemed for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon (plus an additional $1.00 per CorTS if the Call Warrants are exercised prior to October 20, 2011 in connection with a publicly announced tender offer for all or any portion of the Underlying Securities) and (ii) the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of Underlying Securities sold and the Trustee will pay to the I/O Certificateholders the I/O Payment Amount with respect to the notional amount of I/O Certificates so reduced, plus accrued and unpaid interest thereon to the date of redemption;

         (e)     in the  event  of an  Optional  Redemption  of  the  Underlying
Securities, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the I/O Certificates would have been paid when due and would not have been redeemed prior to the I/O Maturity Date, and excluding accrued and unpaid interest thereon to the date of redemption) on the I/O Certificates with a notional amount equal to the principal amount of the Underlying Securities to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.375% per annum, and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if "in-the-money" be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless; and

         (f) any proceeds received in respect of the Underlying Securities as a result of an Acceleration or Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement-Certain Payments to CGMI" herein) will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages until the aggregate amount so distributed to the CorTS Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if "in-the-money" be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds and otherwise will expire worthless.

Additional   Underlying   Securities  and  Issuance  of  Additional  CorTS,  I/O
Certificates, and Call Warrants

         From time to time hereafter, additional Underlying Securities may be sold to the Trust without your consent, in which case additional CorTS will be issued in a principal amount, and additional I/O Certificates will be issued in a notional amount, equal to the principal amount of Underlying Securities so sold to the Trust. Any such additional CorTS issued will rank pari passu with the CorTS issued on the Closing Date and such additional CorTS together with the CorTS issued on the Closing Date will be backed by the expanded asset pool consisting of the Underlying Securities sold to the Trust on the Closing Date and any such additional Underlying Securities which are sold to the Trust after the Closing Date. Any such additional Underlying Securities will be subject to additional Call Warrants. Additional CorTS will only be issued in connection with the sale of additional Underlying Securities to the Trust. Notice will be given to existing Certificateholders of the sale of additional Underlying Securities to the Trust not more than 10 days after the date on which such additional Underlying Securities are sold to the Trust. Because additional Underlying Securities may be sold to the Trust as described above, the Trust is a "master trust" within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Redemption of the CorTS Upon Exercise of a Call Warrant

         On any Business Day on or after October 20, 2011, the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust. If a Warrantholder exercises this right, the Underlying Securities would be purchased from the Trust at a price equal to the sum of (i) the principal amount of the Underlying Securities being purchased plus accrued and unpaid interest thereon to the Warrant Exercise Date and (ii) the I/O Payment Amount (which sum is referred to herein as the "Exercise Price"). The date on which a Warrantholder exercises its right to purchase Underlying Securities, or is deemed to exercise such right, is referred to as a "Warrant Exercise Date".

         In addition, on any Business Day following (i) the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer or (ii) the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated), the Warrantholder will have the right to purchase, in whole or in part, the Underlying Securities from the Trust. The Underlying Securities would be purchased in the manner set forth in the preceding paragraph except that if the purchase occurs prior to October 20, 2011 and in connection with a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates, the Warrantholder will be required to pay the Exercise Price plus an amount sufficient to ensure that the CorTS will be paid an additional $1.00 per $25.00 CorTS (the "Exercise Premium").

         Also, in the event of an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if the Call Warrants are "in-the-money" or "at-the-money", the Underlying Securities will be liquidated and the Call Warrants will be deemed to be exercised and will be cash-settled from the liquidation proceeds of the Underlying Securities. See "--Action Upon the Underlying Issuer Failing to Report Under the Exchange Act."

         Furthermore, if all or any part of the Underlying Securities are redeemed by the Underlying Issuer, Call Warrants proportionate to the amount of the Underlying Securities to be redeemed will, if "in-the-money", be deemed to be exercised and cash-settled from redemption proceeds of the Underlying Securities. See "--Redemption of the CorTS Upon Redemption of the Underlying Securities."

         Finally, in the event a Payment Default or Acceleration occurs, the Call Warrants will, if "in-the-money", be deemed to be exercised and cash-settled from proceeds received in respect of the Underlying Securities as a result of such Payment Default or Acceleration. See "--Recovery on Underlying Securities Following Payment Default or Acceleration."

         In order to exercise a Call Warrant (other than in the case of a deemed exercise), a Warrantholder must provide the Trustee with a notice of exercise not less than 15 days prior to the applicable Warrant Exercise Date and pay the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of such notice. If notice of exercise of a Call Warrant is duly provided then, on the Warrant Exercise Date, the Trust will (i) transfer the Underlying Securities to the exercising Warrantholder, (ii) redeem the CorTS for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the Warrant Exercise Date (plus an additional $1.00 per CorTS if the Warrant Exercise Date is prior to October 20, 2011 and occurs in connection with a publicly announced tender offer for all or any portion of the Underlying Securities), (iii) reduce the notional amount of the I/O Certificates by an amount equal to the principal amount of the Underlying Securities sold to the Warrantholder, and (iv) pay to the I/O Certificateholders the I/O Payment Amount plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced to the Warrant Exercise Date. If a Warrantholder makes the required payment of the Exercise Price (plus the Exercise Premium, if applicable) at the time the Warrantholder delivers its exercise notice, such payment shall be nonrefundable and the exercise notice will be irrevocable and unconditional. If a Warrantholder fails to make the required payment at the time the Warrantholder delivers its exercise notice, then the exercise notice will be deemed invalid, no Warrant Exercise Date will be established as a result of such notice, the Underlying Securities will not be sold as a result of such notice and the CorTS will not be redeemed and the notional amount of the I/O Certificates will not be reduced as a result of such notice. Any such failure will not affect a Warrantholder's right to exercise the Call Warrant at a later date.

         Upon receipt by the Trustee of a notice that a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of such notice, the Trustee will select by lot for redemption a principal amount of CorTS equal to the principal amount of

Underlying Securities to be purchased. The Trustee will notify the CorTS Certificateholders of the Trustee's receipt of a notice that all or a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of delivery of such notice and will notify Moody's and S&P of the exercise of a Call Warrant promptly after the Warrant Exercise Date.

         "I/O Payment Amount" means the present value of any scheduled interest distributions due from the Warrant Exercise Date (assuming that the I/O Certificates are paid when due and are not redeemed prior to the I/O Certificate Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) to the I/O Maturity Date on the I/O Certificates with a notional amount equal to the principal amount of the Underlying Securities to be purchased by the Warrantholders discounted to the Warrant Exercise Date on a semi-annual basis at a rate of 6.375% per year.

         The Call Warrants will be "in-the-money" if the highest firm bid received with respect to the Underlying Securities exceeds (and will be "at-the-money" if such amount equals) the sum of (i) the principal amount of the Underlying Securities plus accrued and unpaid interest thereon plus (ii) the I/O Payment Amount. Accordingly, other than on the Maturity Date, the Call Warrants will not be "in-the-money" or "at-the-money" if the liquidation price of the Underlying Securities is equal to the principal amount of the Underlying Securities plus any accrued and unpaid interest.

         On the closing date, the Call Warrants will be held by Citigroup Global Markets Limited, an affiliate of the Company. The Call Warrants may be sold or transferred by Citigroup Global Markets Limited at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

Redemption of the CorTS Upon Redemption of the Underlying Securities

         The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an "Optional Redemption").

         Upon receipt by the Trustee of a notice from the Underlying Issuer that all or a portion of the Underlying Securities are to be redeemed, the Trustee will cause the redemption of CorTS (selected by lot in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities to be redeemed and will establish the date such CorTS are to be redeemed. Notice of such redemption will be given by the Trustee to each registered CorTS Certificateholder at such registered CorTS Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee will not be required to give notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

         Upon the occurrence of an Optional Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O

Certificateholders will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the I/O Certificates would have been paid when due and would not have been redeemed prior to the I/O Maturity Date, and excluding accrued and unpaid interest thereon to the date of redemption) on the I/O Certificates with a notional amount equal to the principal amount of the Underlying Securities to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.375% per annum, and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if "in-the-money" be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless.

Recovery on Underlying Securities Following Payment Default or Acceleration

         Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the CorTS.

         If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to The Depository Trust Company ("DTC") or, for any CorTS which are not then held by DTC or any other depository, directly to the registered holders of the CorTS thereof. Such notice will set forth (i) the identity of the issues of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the CorTS affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

         A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities). An "Acceleration" means the acceleration of the maturity of the Underlying
Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

         In the event of a Payment Default, the Trustee shall solicit bids for the sale of the Underlying Securities from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate. The Trustee shall accept the highest firm bid received in connection with such solicitation.

         Any proceeds received by the Trustee in respect of the Underlying Securities as a result of an Acceleration or Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement-Certain Payments to CGMI" herein) will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the allocation percentages specified on Appendix B to this prospectus supplement (the "Allocation Percentages") until the aggregate amount so distributed to the CorTS Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if "in-the-money" be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds. If the Call Warrants are not "in-the-money", they will expire worthless.

Action Upon the Underlying Issuer Failing to Report Under the Exchange Act

         Information about the Underlying Issuer is not provided in this Prospectus Supplement, and instead reference is made to reports, proxy statements and other information of the Underlying Issuer made publicly available by the Underlying Issuer pursuant to its periodic reports filed under the Exchange Act. If the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to such reports, proxy statements and other information, including by reason of the Underlying Issuer no longer being subject to the reporting requirements of, or ceasing to file periodic reports under, the Exchange Act, the Trust will be terminated, thus causing a liquidation of any Underlying Securities held in the Trust (an "SEC Reporting Failure"). Unless the Call Warrants are exercised, or are deemed exercised, as described below, the Underlying Securities will be liquidated and the proceeds thereof distributed. The distribution of the proceeds of the liquidation of the Underlying Securities will be allocated between the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages and the Call Warrants will expire worthless.

         Upon an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if "in-the-money" or "at-the-money", will be deemed to be exercised and will be cash-settled. If the Call Warrants are deemed to be exercised, the Allocation Percentages will not apply, the Underlying Securities will be liquidated, and the CorTS will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest and the I/O Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount. In such circumstances, the Trustee shall solicit bids for the sale of the Underlying Securities to be sold from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate and the Trustee shall accept the highest firm bid received in connection with such solicitation.

Conditional Right to Shorten Maturity

         Upon occurrence of a Tax Event (as defined below) the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required in the opinion of a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for federal income tax purposes. There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of a Tax Event.

         In the event that the Underlying Issuer elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Underlying Issuer will mail a notice of shortened maturity to each holder of record of the Underlying Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Underlying Securities.

         Upon receipt by the Trustee of such notice, the Trustee shall notify the Certificateholders, Moody's and S&P of the Underlying Issuer's election to shorten the Maturity Date. In the event that the Underlying Issuer shortens the Maturity Date of the Underlying Securities, the Maturity Date of the CorTS will be similarly shortened.

         "Tax Event" means that the Underlying Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Underlying Securities, as a result of
(a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United
States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Underlying Securities, such change in tax law creates a more than insubstantial risk that interest paid by the Underlying Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Issuer for purposes of United States federal income tax.

Listing on the New York Stock Exchange

         The CorTS are expected to be approved for listing, subject to official notice of issuance, on the NYSE. There can be no assurance that the CorTS will remain listed on the NYSE.

Form of the CorTS

         The CorTS will be delivered in registered form. The CorTS will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and integral multiples thereof. CorTS Certificateholders will not receive physical certificates except in the limited circumstances described in the accompanying prospectus.

Description of the I/O Certificates

         There will also be one class of interest-only certificates that are not offered hereby designated as the I/O Certificates. The I/O Certificates will have a notional amount equal to the principal amount of the Underlying Securities. The I/O Certificates will accrue interest on their notional amount at the rate of 0.75%, per year payable on each distribution date. Upon the exercise or deemed exercise of the Call Warrants, the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities sold and the I/O Certificateholders will receive a distribution of the I/O Payment Amount, plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced. See "Description of the CorTS - Redemption of CorTS Upon Exercise of a Call Warrant."

         Scheduled interest distributions on the CorTS will rank on a parity with scheduled distributions on the I/O Certificates. The holders of the I/O Certificates are also entitled to receive a distribution in respect of principal if a Payment Default or Acceleration occurs with respect to the Underlying Securities or an SEC Reporting Failure occurs and the Call Warrants are not cash-settled. See "Description of the CorTS - Recovery on Underlying Securities Following Payment Default of Acceleration" and "--Action Upon the Underlying Issuer Failing to Report Under the Exchange Act."

Reports in relation to the CorTS

         For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the CorTS, will file an annual report of Form 10-K in relation to the CorTS, and may file additional public reports in relation to the Trust and the CorTS from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is CorTS Trust VI for IBM Debentures, and the CIK number in relation to the Trust is 0001377967. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public
Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. The Trustee may make reports available through its website at http://www.usbank.com/abs. Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any website of the Company.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The CorTS will be issued pursuant to the Base Trust Agreement, a form of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus supplement and the accompanying prospectus form a part. A Current Report on Form 8-A relating to the CorTS containing a copies of the Base Trust Agreement and the Trust Supplement as executed will be filed by the Company with the SEC following the issuance and sale of the CorTS. The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due after the closing date, including payments to the Trust under the Call Warrants, if any. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the CorTS. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Certain Payments to CGMI

         On December 1, 2006, as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from June 1, 2006 to but not including the closing date. In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the CorTS Certificateholders and the I/O

Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

The Trustee and the Servicer

         U.S. Bank Trust will act as Trustee for the CorTS and the Trust pursuant to the Trust Agreement.

         U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as a sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and has had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions. The Trustee will hold custody of the Underlying Securities for the benefit of the Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under "Description of the CorTS--Distributions and Priority of Payments" in this Prospectus Supplement.

         U.S. Bank Trust (together with its affiliate U.S. Bank National Association hereafter referred to as "U.S. Bank") has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Trust Agreement will be administered from U.S. Bank's corporate trust office located at 100 Wall Street, New York, New York or at such other address as the Trustee may designate from time to time.

         U.S. Bank has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank was acting trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         On July 24, 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         As of June 30, 2006, U.S. Bank Trust (and its affiliate U.S. Bank National Association) was acting as trustee on 172 repackaging transactions involving assets similar to the Underlying

Securities with outstanding principal and notional balances and par and maturity values aggregating in excess of $13.5 billion.

         On the closing date, the Company will provide U.S. Bank with certain information relating to the Underlying Issuer and the Underlying Securities. Based on this information, the Trustee will calculate the amount of interest to be paid to the CorTS on each distribution date. In addition, the Trustee will perform distribution calculations, remit distributions on the distribution dates to CorTS Certificateholders and prepare semi-annual statements to CorTS Certificateholders detailing the payments received and the activity on the Underlying Securities during the relevant collection period. The Trustee shall make a distribution date statement available to the CorTS Certificateholders on each distribution date via the Trustee's internet website at http://www.usbank.com/abs. CorTS Certificateholders with questions may direct them to the Trustee's bondholder services group at (800) 934-6802. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Company at closing, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Company.

         In addition to having express duties under the Trust Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Trust Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Trust Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Title 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his or her own property.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Company and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement, the CorTS or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or gross negligence in the performance of the Trustee's duties under the Trust Agreement.

         Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

Notices to Rating Agencies

         The Trustee shall use its best efforts promptly to provide notice to each rating agency with respect to each of the following of which it has actual knowledge: (i) any change or amendment to this Agreement; (ii) the resignation or termination of the Trustee; (iii) the appointment of a successor Trustee;
(iv) the final  payment to the CorTS  Certificateholders;

(v) any change in the location of the segregated account maintained by the Trustee for the benefit of the CorTS Certificateholders into which to which the Underlying Securities and all payments made on or with respect to the related Underlying Securities shall be credited; and (vi) any liquidation or distribution of the Trust following an SEC Reporting Failure.

Bankruptcy Remoteness

         By its acceptance of a CorTS each CorTS Certificateholder will agree that until the date that is one year and one day after all distributions in respect of the CorTS have been made, such CorTS Certificateholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law. And, by its acceptance of a Call Warrant, each Warrantholder will agree that until the date that is one year and one day after all distributions in respect of the CorTS have been made, such Warrantholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law.

Events of Default

         There are no events of default with respect to the CorTS. If a Payment Default or Acceleration (or other default with respect to the Underlying
Securities) occurs, the Trustee will act upon the instruction of CorTS Certificateholders, subject to the receipt of an indemnity in form and substance satisfactory to the Trustee, to recover amounts due on the Underlying Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under "--Certain Payments to CGMI") to the CorTS Certificateholders and the I/O Certificateholders in the manner described herein. See "Description of the
CorTS--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

Trust Not Permitted to Enter into Other Transactions

         The activities of the Trust will generally be limited to acquiring the Underlying Securities and any additional Underlying Securities and issuing the CorTS, the I/O Certificates and the Call Warrants and any CorTS, I/O Certificates and the Call Warrants issued upon the acquisition of any additional Underlying Securities.

Voting Rights

         The CorTS Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the "Voting Rights"). All Voting Rights with respect to the CorTS will be allocated in proportion to the respective principal balances of the then-outstanding CorTS held by such CorTS Certificateholders on any date of determination. The Company and the Trustee may not make any amendments to the Trust Agreement that will adversely affect in a material fashion the rights of the Warrantholders.

Voting of Underlying Securities

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will give notice of such proposed amendment, modification, waiver or solicitation to DTC or, for any CorTS which are not held by DTC or any other depository, directly to the registered holders of the CorTS as of such date. The Trustee will request instructions from the CorTS Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the CorTS) as the CorTS were actually voted or not voted by the CorTS Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would defer the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities or (ii) which would result in the exchange, substitution or tender of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the CorTS Certificateholders, the I/O Certificateholders and the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will have no liability for any failure to act resulting from CorTS Certificateholders' late return of, or failure to return, directions requested by the Trustee from the CorTS Certificateholders.

Reports as to Compliance

         The Trustee will be required to deliver to the Company by not later than March 31 of each year, starting in the year following the year of issuance of the CorTS, an officer's certificate stating that:

         o a review of the activities of the Trustee during the preceding calendar year and of performance under the Trust Agreement has been made under such officer's supervision; and

         o to the best of such officer's knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trust agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the trustee to remedy such default.

         In addition, on or prior to March 31 of each year, commencing with the year following the year of issuance of the CorTS, the Trustee will be required to deliver to the Company an Assessment of Compliance that contains the following:

         o a statement of the Trustee's responsibility for assessing compliance with the servicing criteria applicable to it under the Trust Agreement;

         o       a   statement  that the Trustee used certain of the criteria in
Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the Trust Agreement;

         o       the   Trustee's  assessment of compliance  with the  applicable
servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the Trustee; and

         o a statement that a registered public accounting firm has issued an attestation report on the Trustee's assessment of compliance with the applicable servicing criteria under the Trust Agreement during and as of the end of the prior calendar year.

         The Trustee will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the Trustee's assessment of compliance with the applicable servicing criteria under the Trust Agreement.

         Certificateholders will be able to obtain copies of these statements and reports without charge upon written request to the Trustee.

Amendment of Trust Agreement

         The Trust Agreement may be amended for certain purposes without notice to or consent of the CorTS Certificateholders. See the section of the accompanying prospectus entitled "Description of Trust Agreement--Modification and Waiver".

Termination of the Trust

         The Trust will terminate upon the earliest of (i) the payment in full on the Maturity Date or upon early redemption of the Underlying Securities and the distribution of the proceeds received, (ii) the distribution of the proceeds received upon a recovery on, or liquidation of, the Underlying Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Securities), (iii) the liquidation (and the distribution of the proceeds thereof) of the Underlying Securities in the event of an SEC Reporting Failure or (iv) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to the CorTS Certificateholders and the I/O Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the CorTS Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of a CorTS and should be read in conjunction with the section of the accompanying prospectus entitled "Certain Federal Income Tax Considerations." To the extent of any conflict between the information in this summary and the information in the accompanying prospectus, this summary shall govern.

         This summary and the opinion referred to below are based on the Internal Revenue Code of 1986, as amended (the "Code"), as well as Treasury regulations, administrative pronouncements and judicial decisions currently in effect, all of which are subject to change or differing interpretations, and any change or differing interpretation could apply retroactively. This summary is intended as a general explanatory discussion of the consequences of the purchase, ownership and disposition of a CorTS and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it generally is addressed only to original purchasers of CorTS who are "U.S. Persons" (as defined below) that hold CorTS as capital assets (generally, assets held for investment) within the meaning of the Code and does not address tax consequences to holders that may be subject to special rules, such as trusts, estates, tax-exempt investors, foreign investors, dealers in securities, currencies or commodities, banks, thrifts, insurance companies, electing large partnerships, mutual funds, regulated investment companies, real estate investment trusts, FASITs, S corporations, persons that hold CorTS as part of a straddle, hedge, integrated or conversion transaction, and persons whose "functional currency" is not the U.S. dollar. In addition, this summary does not address the alternative minimum tax or the indirect consequences to a holder of an equity interest in a holder of a CorTS.

         As used herein, "U.S. Person" means a holder or beneficial owner of a CorTS that is an individual citizen or resident of the United States, a corporation or partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States persons (as defined in the Code) have the authority to control all of its substantial decisions or a trust that has made a valid election under U.S. Treasury Regulations to be treated as a domestic trust. "Non-U.S. Person" means any holder or beneficial owner of a CorTS that is not a U.S. Person.

         If a partnership holds a CorTS, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding CorTS should consult their own tax advisors.

Taxation of the Trust

         Upon the issuance of the CorTS, Orrick, Herrington & Sutcliffe LLP ("Special Tax Counsel") will deliver its opinion generally to the effect that assuming that the Underlying Securities are debt for federal income tax purposes
(a) although the matter is not free from doubt, the Trust will be a grantor trust and (b) the Trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation. The following discussion generally assumes that the Trust will be treated as a grantor trust.

         If the Trust is characterized by appropriate tax authorities as a partnership, each holder of a CorTS, by its acceptance of its CorTS, agrees to report its respective share of the items of income, deductions and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulation Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). For additional information, including a discussion of the effects of the Trust being classified as a partnership, see "Certain Federal Income Tax Considerations--Possible Recharacterization of the Trust as a Partnership" in the accompanying prospectus.

         The Underlying Issuer intends to treat the Underlying Securities as debt for federal income tax purposes. However, legislation has previously been proposed (but not enacted into law) that would, among other things, prohibit an issuer from deducting interest on debt instruments that had a maturity of greater than forty (40) years. There can be no assurance that this proposal or similar legislation will not be enacted in the future or that any such legislation, if enacted, would not have a retroactive effective date. In the event legislation is passed that would (because the Underlying Securities had a maturity in excess of a permitted amount of years) curtail the Underlying Issuer's ability to deduct its interest expense incurred with respect to the Underlying Securities, the Underlying Issuer may exercise its right to shorten the maturity of the Underlying Securities. It is possible that such event would be a taxable event to Certificateholders.

         Although the Underlying Issuer is taking the position that the Underlying Securities are debt for federal income tax purposes, the Underlying Securities Prospectus does not indicate that an opinion (as to their status as debt) was given. Accordingly, if the Underlying Securities are not debt for federal income tax purposes, among other consequences, the interest could be dividends and subject to withholding. The Trust currently intends to take the position that the Underlying Securities are debt for federal income tax purposes.

Taxation of the CorTS

         A CorTS represents two separate components - an interest in the Underlying Securities other than the interest represented by the I/O Certificates (the "Stripped Underlying Securities") and an interest in the Call Warrants. As a holder of a CorTS, you will be treated as the owner of a pro rata share of the Stripped Underlying Securities and as the writer of a pro rata share of the Call Warrants and will be taxed on each component separately.

         On behalf of the holders of the CorTS, the Trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code) your interests in the Call Warrants and the Stripped Underlying Securities as identified positions of an identified straddle. Although Special Tax Counsel believes that this identification should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust's beneficial owners. Before you purchase a CorTS, you should consider making your own identification on a protective basis (a "protective identification") and retaining such identification in your own books and records. Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations. To date no such regulations have been promulgated. In general, provided that you do not own any position that offsets either your interest in the Stripped Underlying Securities or the Call Warrants, other than the positions you own as a result of holding a CorTS, you will be taxed generally in the same manner whether or not the Trustee's identification or your protective identification is respected. For more information on the impact of the straddle rules on the taxation of a CorTS, see "Certain Federal Income Tax Considerations--Call Warrants--Straddle Implications" in the accompanying prospectus.

         If you own one or more positions, other than the positions you own as a result of holding a CorTS, that offset either your interest in the Stripped Underlying Securities or the Call Warrants, you may be able to identify some or all of such positions and one or more of the components of your CorTS as identified positions of an identified straddle. If you do not want to be bound by the Trustee's identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your CorTS as identified positions of an identified straddle, you must affirmatively disavow the Trustee's identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your CorTS. Although the Trustee's identification generally should be beneficial to holders of CorTS, you should consult your own tax advisor concerning whether you should disavow the Trustee's identification and, if applicable, make any alternative identification. The following summary assumes that either the Trustee's identification or your protective identification is respected.

         An initial purchaser of a CorTS will be deemed (i) to have received $2.00 from writing its pro rata share of the Call Warrants (referred to in the accompanying prospectus as the Call Warrant Premium) and (ii) to have paid $27.00 for its interest in the Stripped Underlying Securities. If you are an initial purchaser of a CorTS, you will be deemed to have purchased your interest in the Stripped Underlying Securities at a premium because the basis allocated to your interest in the Stripped Underlying Securities ($27.00) will exceed your interest in the principal amount of the Stripped Underlying Securities ($25.00). You should consult your own tax advisor with respect to whether you should elect to amortize such premium under section 171 of the Code. If you purchase a CorTS in any manner other than at its original issuance (a "subsequent purchaser"), you should consult your own tax advisor in determining whether you will be deemed to have purchased your interest in the Stripped Underlying Securities at a premium and, if, so, whether you should elect to amortize such premium. If you make this election with respect to the Stripped Underlying Securities, the election will also apply to all debt instruments having bond premium that you own or subsequently acquire. For a general discussion of premium, see "Certain Federal Income Tax Considerations--Taxation of the Certificates--Premium" in the accompanying prospectus.

         The CorTS will be subject to the stripped bond rules of section 1286 of the Code. See "Certain Federal Income Tax Considerations--Taxation of the Certificates--Application of Stripped Bond Rules of Section 1286 of the Code." Accordingly, if you are a subsequent purchaser and you purchase your CorTS at a discount that is more than a de minimis amount, your interest in the Stripped
Underlying   Securities  will  likely  constitute  an  original  issue
discount obligation. Any subsequent purchaser should consult its own tax advisor regarding whether it must accrue original issue discount on its interest in the Stripped Underlying Securities.

         Upon the sale, exchange or other disposition of a CorTS, you will recognize capital gain or loss in an amount equal to the amount received on such sale, exchange or other disposition less the amount paid for the CorTS and less any premium you elect to amortize (see premium discussion above). Such gain or loss will be short-term capital gain or loss, even if you hold your CorTS for more than one year. The amount received on the sale, exchange or other disposition of a CorTS must be allocated between both components of the CorTS, based on their then respective fair market values, and gain or loss must be determined separately with respect to each component. You should consult your own tax advisor concerning how to allocate both the amount received and the amount of any gain or loss between the two components of the CorTS. See "Certain Federal Income Tax Considerations--Call Warrants" in the accompanying prospectus.

         Although the CorTS are expected to trade "flat" (i.e., without a specific allocation to accrued interest), a portion of the amount realized on a sale, exchange or other disposition of your CorTS will be treated as accrued interest with respect to the Stripped Underlying Securities. The amount of such accrued interest will be taxed to you as ordinary interest income. If you are a subsequent purchaser, you will have a basis in such accrued interest equal to the amount deemed paid for such interest and you will not be taxed further upon the receipt of such prepaid accrued interest.

No Integration and Non-U.S. Persons

         The Trust will not identify the Stripped Underlying Securities and Call Warrants as part of an integrated transaction under Treasury Regulation Section 1.1275-6. Prospective investors should consult their own tax advisors regarding whether such treatment is available to them on an individual basis and, if so, whether or not it would be beneficial to them. For a general discussion of Treasury Regulation Section 1.1275-6, see "Certain Federal Income Tax Considerations--Call Warrants--Integration of Call Warrants and Term Assets" in the accompanying prospectus.

         Provided that the Underlying Securities are properly characterized as indebtedness, payments made on a CorTS to a Non-U.S. Person that has no connection with the United States other than holding its CorTS generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities and possibly the holder of the I/O Certificates or the holder of any Call Warrant and (ii) the holder complies with certain identification and certification requirements.

Circular 230

         Under 31 C.F.R. part 10, the regulations governing practice before the Internal Revenue Service (Circular 230), we and our tax advisors are (or may be) required to inform you that:

         o Any advice contained herein, including any opinions of counsel referred to herein, is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer;

         o Any such advice is written to support the promotion or marketing of the CorTS and the transactions described herein (or in such opinion or other advice); and

         o    Each  taxpayer   should  seek  advice  based  on  the   taxpayer's
              particular circumstances from an independent tax advisor.

                          CERTAIN ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986 (the "Code") impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

         ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in CorTS should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

         If an investment in CorTS by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a CorTS (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under a statutory exemption or an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquires a CorTS, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

         It is expected that the CorTS will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is
(A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the "publicly-offered security" exception will, in fact, be satisfied.

         Nothing herein shall be construed as a representation that an investment in the CorTS would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "plan assets," such as an insurance company investing assets of its general account, proposing to acquire CorTS should consult with its counsel.

                                  UNDERWRITING

         Subject  to the terms  and  conditions  set  forth in the  Underwriting
Agreement (the "Underwriting Agreement") between the Underwriter and the Company, the Trust will sell the CorTS to the Underwriter, and the Underwriter has agreed to purchase from the Trust all of the CorTS. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the CorTS if any CorTS are purchased.

         The Company has been advised by the Underwriter that it proposes initially to offer the CorTS to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $0.50 per CorTS. The Underwriter may allow and such dealers may reallow a concession not in excess of $0.45. After the initial public offering, the public offering price and the concessions may be changed.

         The CorTS are a new issue of securities with no established trading market. Application will be made to list the CorTS on the NYSE. In order to meet one of the requirements for listing the CorTS on the NYSE, the Underwriter has undertaken to sell the CorTS to a minimum of 400 beneficial owners. If approved for listing, trading of the CorTS on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The Underwriter has told the Company that it presently intends to make a market in the CorTS prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the CorTS. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the CorTS will develop or as to the liquidity of any trading market.

         The CorTS are expected to trade flat. This means that any accrued and unpaid interest on the CorTS will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the CorTS not included in the trading price.

         Until the distribution of the CorTS is completed, rules of the SEC may limit the ability of the Underwriter to bid for and purchase the CorTS. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the CorTS. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the CorTS.

         If the Underwriter creates a short position in the CorTS in connection with this offering, that is, if they sell a greater aggregate principal amount of CorTS than is set forth on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing CorTS in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases CorTS in the open market to reduce its short position or to stabilize the price of the CorTS, it may reclaim the amount of the selling concession from the selling group members who sold those CorTS as part of the offering.

         In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a CorTS to the extent that it were to discourage resales of the CorTS.

         Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the CorTS. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         CGMI is an affiliate of the Company, and the participation by CGMI in the offering of the CorTS complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

Alternative Settlement Date

         It is expected that delivery of the CorTS will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade CorTS on the date of this prospectus supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of CorTS who wish to trade CorTS on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.

                                     RATINGS

         It is a condition to the establishment of the Trust and the issuance of the CorTS that the CorTS be rated the same as the Underlying Securities by both Moody's and S&P. As of the date of this prospectus supplement, Moody's and S&P have rated the Underlying Securities "A1" and "A+", respectively.

         The ratings address the likelihood of the receipt by holders of the CorTS of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's. Each security rating should be evaluated independently of any other security rating. You will not be notified of any changes to any ratings of the CorTS.

         The Company has not requested a rating on the CorTS by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the CorTS, or, if it does, what rating would be assigned by any such other rating agency. A rating on the CorTS by another rating agency, if assigned at all, may be lower than the ratings assigned to the CorTS by S&P and Moody's. Moody's and S&P may maintain ongoing rating surveillance with respect to the CorTS, but the Company will not monitor any changes in the rating of the CorTS after the closing date.

                                 LEGAL OPINIONS

         Certain legal matters relating to the CorTS will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS


Acceleration................................................................S-35
Administrative Action..................................................S-37, A-8
Allocation Date..............................................................B-1
Allocation Percentages................................................S-22, S-36
at-the-money................................................................S-34
Base Trust Agreement..................................................S-10, S-26
Business Day................................................................S-30
Call Warrants..........................................................S-4, S-27
Certificateholders..........................................................S-27
CGMI...................................................................S-4, S-27
Citigroup...................................................................S-26
Code.............................................................S-7, S-44, S-48
Company...........................................................S-4, S-9, S-26
Comparable Treasury Issue....................................................A-7
Comparable Treasury Price....................................................A-7
CorTS.......................................................................S-27
CorTS Certificateholders....................................................S-27
CorTS Maturity Date..............................................S-5, S-11, S-27
CorTS Trust......................................................S-4, S-10, S-26
CorTS(R).......................................................................1
Debentures...................................................................A-2
DOL.........................................................................S-49
DTC.........................................................................S-35
ERISA.......................................................................S-48
Exchange Act................................................................S-22
Exercise Premium............................................................S-33
Exercise Price........................................................S-13, S-32
FSMA.........................................................................S-2
I/O Certificate Maturity Date.........................................S-11, S-27
I/O Certificateholders......................................................S-27
I/O Certificates.......................................................S-4, S-27
I/O Payment Amount..........................................................S-34
Independent Investment Banker................................................A-7
in-the-money................................................................S-34
IRA.........................................................................S-48
issuing entity..............................................................S-10
Maturity Date...............................................................S-29
Non-U.S. Person.............................................................S-45
NYSE...................................................................S-5, S-28
offer of CorTS to the public.................................................S-2
Optional Redemption.............................................S-16, S-23, S-34
Parties in Interest.........................................................S-48
Payment Default.............................................................S-35
Plan........................................................................S-48
Primary Treasury Dealer......................................................A-7
protective identification...................................................S-46
Reference Treasury Dealer....................................................A-7
Reference Treasury Dealer Quotations.........................................A-7
Regulation..................................................................S-49
Relevant Implementation Date.................................................S-2
Relevant Member State........................................................S-1
Relevant Persons.............................................................S-3
Remaining Scheduled Payments.................................................A-7
Sale and Leaseback Transaction...............................................A-6
Scheduled Allocation Date....................................................B-1
SEC Reporting Failure.................................................S-12, S-36
Securities Act..............................................................S-29
Special Tax Counsel.........................................................S-45
Stripped Underlying Securities........................................S-19, S-46
subsequent purchaser........................................................S-47
Tax Event..............................................................S-37, A-8
Treasury Rate................................................................A-7
Trust............................................................S-4, S-10, S-26
Trust Agreement.......................................................S-10, S-26
Trust Supplement......................................................S-10, S-26
Trustee.................................................................S-4, S-9
U.S. Bank...................................................................S-39
U.S. Bank Trust..............................................................S-9
U.S. Person.................................................................S-44
Underlying Issuer................................................S-4, S-10, S-27
Underlying Securities............................................S-4, S-10, S-26
Underlying Securities Indenture..............................................A-2
Underlying Securities Prospectus............................................S-28
Underlying Securities Registration Statement................................S-29
Underlying Securities Trustee................................................A-2
Underwriter............................................................S-7, S-27
Underwriting Agreement......................................................S-49
Voting Rights...............................................................S-42
Warrant Exercise Date.......................................................S-32
Warrantholders..............................................................S-27

                                   Appendix A
                    DESCRIPTION OF THE UNDERLYING SECURITIES

         The "Summary of Terms of the Underlying Securities" and the "Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Securities Registration Statement referred to below. Prospective investors in the CorTS are urged to obtain a copy of and read the Underlying Securities Prospectus and the Underlying Securities Registration Statement. Neither the Company nor any of its affiliates nor the Underwriter makes any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.

1.  Summary of Terms of the Underlying Securities

Underlying Issuer:                   International Business Machines Corporation

Underlying Securities:               7.125% Debentures due on December 1, 2096

Original Principal Amount Issued:    $850,000,000

CUSIP No.:                           459200AP6

Stated Interest Rate:                7.125% per annum

Interest Payment Dates:              June 1 and December 1

Maturity Date:                       December 1, 2096

Redemption:                          The  Underlying  Issuer  has the  right  to
                                     redeem the Underlying Securities in whole or in part, at any time, at a price equal to the greater of (i) 100% of the principal amount of the Underlying Securities being redeemed or (ii) the present value of the remaining scheduled payments of principal and interest discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.15%, plus in each case, accrued interest thereon to the redemption date.

Minimum Denomination:                $1,000

Currency of Denomination:            U.S. dollars

Form:                                Book-Entry

Underlying Securities Prospectus:    Prospectus  supplement  dated  December  3,
                                     1996 related to a prospectus dated December
                                     3, 1996

Underlying Securities Registration   033-65119
Statement:

Principal Amount of Underlying       $60,000,000
Securities Deposited Under Trust
Agreement:

2.  Excerpts From the Underlying Securities Prospectus

         Set forth below are summaries of certain sections or excerpts of certain sections of the Underlying Securities Prospectus, and which set forth material terms of the Underlying Securities. Prospective investors in the CorTS are urged to read the full text of the Underlying Securities Prospectus. The term "Debentures" includes the Underlying Securities. All references to section numbers hereof relate to the section numbers of the Underlying Securities
Indenture (as defined below). You should refer to the Underlying Securities Prospectus for definitions of capitalized terms not defined in this section.

         The Debentures were issued under an Indenture (the "Underlying Securities Indenture") dated as of October 1, 1993, between the Underlying Issuer and The Chase Manhattan Bank, as Trustee (the "Underlying Securities Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995, filed as an exhibit to the Registration Statement of which the Underlying Securities Prospectus is a part. The following statements are subject to the detailed provisions of the Underlying Securities Indenture; whenever particular provisions of the Underlying Securities Indenture are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

Certain Covenants of the Underlying Securities Issuer

         Limitation on Merger, Consolidation and Certain Sales of Assets. The Underlying Securities Issuer covenants that it will not merge into or consolidate with any other corporation, or convey or transfer its properties and assets substantially as an entirety, to, any person unless (a) the successor is a U.S. corporation, (b) the successor assumes on the same terms and conditions all the obligations under the Debentures and the Underlying Securities Indenture and (c) immediately after giving effect to the transaction, there is no default under the Underlying Securities Indenture. Upon any such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Underlying Securities Issuer.

         Event Risk. Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described below, the Underlying Securities Indenture and the Debentures do not contain any covenants or other provisions designed to afford holders of the Debentures protection in the event of a highly leveraged transaction involving the Underlying Securities Issuer.

Satisfaction and Discharge, Defeasance

         At the request of the Underlying Securities Issuer, the Underlying Securities Indenture will cease to be in effect as to the Debentures of any series (except for certain obligations to register the transfer or exchange of such Debentures and related coupons, if any, and hold moneys for payment of such Debentures and coupons in trust) when either (a) all the Debentures and coupons have been delivered to the applicable Trustee for cancellation or (b) all the Debentures and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Debentures Issuer has deposited with the applicable Trustee, in trust money, in the currency, currencies or currency unit or units in which such Debentures are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such Debentures on the dates such payments are due in accordance with the terms of such Debentures.

         The Underlying Securities Issuer, at its option, (a) will be Discharged after 90 days from any and all obligations in respect of any series of Debentures (except for certain obligations to register the transfer of or exchange Debentures and related coupons, replace stolen, lost or mutilated Debentures and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Underlying Securities Indenture in respect of such series (including those described under "Certain Covenants of the Underlying Securities Issuer"), in each case if the Underlying Securities Issuer deposits with the trustee in trust, money, or, in the case of Debentures and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of Debentures and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such Debentures are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Underlying Securities Issuer's exercising any such option, the Underlying Securities Issuer is required to deliver to the applicable Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

         The Underlying Securities Indenture provides that, if an Event of Default specified therein with respect any series of the Debentures shall have happened and be continuing, the applicable Underlying Securities Trustee or the holders of 25% in principal amount of the outstanding Debentures of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding Debentures) may declare the principal of all the Debentures, of such series together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Underlying Securities Issuer (and to the Underlying Securities Trustee if given by the holders).

         Events of Default in respect of any series are defined in the Underlying Securities Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal of, or premium, if any, on, the Debentures of series when due (other than any sinking fund payments) at their stated maturity, by declaration, when called for redemption or otherwise; default for 30 days in the making of any sinking fund payment when due; default for 90 days after notice to the Underlying Securities Issuer by the Underlying Securities Trustee or by holders of 25% in principal amount of the outstanding Debentures of such series in the performance of any covenant in the Debentures of such series or in the Underlying Securities Indenture; and certain events of bankruptcy, insolvency and reorganization. No Event of Default with respect to a single series of Debentures issued under the Underlying Securities Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of Debentures issued thereunder.

         The Underlying Securities Indenture provides that the Underlying Securities Trustee will, within 90 days after the occurrence of a default with respect to the Debentures of any series, give to the holders of the Debentures of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the Debentures of such series, the Underling Securities Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debentures of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period of notice requirement is eliminated.

         The Underlying Securities Indenture contains provisions entitling the Underlying Securities Trustee, subject to the duty of the Underlying Securities Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debentures before proceeding to exercise any right or power under the Underlying Securities Indenture at the request of holders of the Debentures.

         The Underlying Securities Indenture provides that the holders of a majority in principal amount of the outstanding Debentures of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the Underlying Securities Trustee or exercising any trust or power conferred on the Underlying Securities Trustee in respect of such series.

         The Underlying Securities Indenture includes a covenant that the Underlying Securities Issuer will file annually with the Underlying Securities Trustee an officers' certificate stating whether any default exists and specifying any default that exists.

         In certain cases, the holders of a majority in principal amount of the outstanding Debentures of any series may on behalf of the holders of all Debentures of such series waive any past default or Event of Default with respect to the Debentures of such series or compliance with certain provisions of the Underlying Securities Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the Debentures of such series. The holders of a majority in principal amount of outstanding Debentures of any series also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured.

Modification of the Underlying Securities Indenture

         The Underlying Securities Indenture provides that the Underlying Securities Issuer and the Underlying Securities Trustee may, without the consent of any holders of Debentures of any series, enter into supplemental indentures for the purposes, among other things, of adding to the Underlying Securities Issuer's covenants, adding additional Events of Default, establishing the form or terms of any series of Debentures issued under such supplemental indentures or curing ambiguities or inconsistencies in the Underlying Securities Indenture or making other provisions, provided such other provisions shall not adversely affect the interests of the holders of the Debentures of any series in any material respect.

         The Underlying Securities Indenture contains provisions permitting the Underlying Securities Issuer and the Underlying Securities Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Underlying Securities Indenture or modifying the rights of the holders of the Debentures of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding Debentures affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security;
(iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Debt Security or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Debt Security into stock or other securities of the Underlying Securities Issuer or of any other corporation; (vii) reduce the percentage in principal amount of the outstanding Debentures of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Underlying Securities Indenture or certain defaults thereunder and their consequences) provided for in the Underlying Securities Indenture; (viii) change any obligation of the Underlying Securities Issuer, with respect to outstanding Debentures of a series, to maintain an office or agency in the places and for the purposes specified in the Underlying Securities Indenture for such series; or (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Debentures the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Debentures of such series or to provide that certain other provisions of the Underlying Securities Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

Ranking

         The Debentures are unsecured and rank pari passu with all other unsecured and non-subordinated debt of the Underlying Securities Issuer.

Certain Covenants in Underlying Securities Indenture

         Limitation on Secured Indebtedness. The Underlying Securities Indenture provides that the Underlying Securities Issuer will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without securing the Debentures equally and ratably with, or prior to, such Secured Indebtedness unless immediately thereafter the aggregate amount of all Secured Indebtedness (exclusive of Secured Indebtedness if the Debentures are secured equally and ratably with, or prior to, such Secured Indebtedness) and the discounted present value of all net rentals payable under leases entered into in connection with Sale and Leaseback Transactions (as defined below) entered into after July 15, 1985 (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) would not exceed 10% of Consolidated Net Tangible Assets.

         Limitation on Sale and Leaseback Transactions. The Underlying Securities Indenture provides that the Underlying Securities Issuer will not, and will not permit any Restricted Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of the Underlying Securities Issuer or any Restricted Subsidiary that is sold to any other person in connection with such lease (a "Sale and Leaseback Transaction"), unless either (a) immediately thereafter, the sum of (i) the discounted present value of all net rentals payable under all such leases entered into after July 15, 1985 (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) and (ii) the aggregate amount of all Secured Indebtedness (exclusive of Secured Indebtedness if the Debentures are secured equally and ratably with, or prior to, such Secured Indebtedness) does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of (x) the net proceeds to the Underlying Securities Issuer or a Restricted Subsidiary from such sale and (y) the discounted present value of all net rentals payable thereunder, is applied within 180 days to the retirement of long-term debt of the Underlying Securities Issuer or a Restricted Subsidiary (other than such debt which is subordinated to the Debentures or which is owing to the Underlying Securities Issuer or a Restricted Subsidiary).

         The Underlying Securities Indenture provides that the Underlying Securities Issuer may omit to comply with the restrictive covenants described above under "Limitation on Secured Indebtedness" and "Limitation on Sale and Leaseback Transactions" if the holders of not less than a majority in principal amount of all series of outstanding Debentures affected thereby (acting as one class) waive compliance with such restrictive covenants.

Optional Redemption

         The Debentures are redeemable as a whole or in part, at the option of the Underlying Securities Issuer at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and
(ii) the sum of the  present  values of the

Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in either case accrued interest on the principal amount being redeemed to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Underlying Securities Issuer.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the  Trustee  obtains  fewer  than four such  Reference  Treasury  Dealer
Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Underlying Securities Issuer shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to any Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed.

         Unless the Underlying Securities Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions thereof called for redemption.

Conditional Right to Shorten Maturity

         Upon occurrence of a Tax Event, as defined below, the Underlying Securities Issuer will have the right to shorten the maturity of the Debentures to the extent required, in the opinion of a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Debentures will be deductible for Federal income tax purposes. There can be no assurance that the Underlying Securities Issuer would not exercise its right to shorten the maturity of the Debentures upon the occurrence of such a Tax Event.

         In the event that the Underlying Securities Issuer elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Underlying Securities Issuer will mail a notice of shortened maturity to each holder of record of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

         The Underlying Securities Issuer believes that the Debentures should constitute indebtedness for Federal income tax purposes under current law and an exercise of its right to shorten the maturity of the Debentures would not be a taxable event to holders. Prospective investors should be aware, however, that the Underlying Securities Issuer's exercise of its right to shorten the maturity of the Debentures will be a taxable event to holders if the Debentures are treated as equity for purposes of Federal income taxation before the maturity is shortened, assuming that the Debentures of shortened maturity are treated as debt for such purposes.

         "Tax Event" means that the Underlying Securities Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Debentures, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United
States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Debentures, such change in tax law creates a more than insubstantial risk that interest paid by the Underlying Securities Issuer on the Debentures is not, or will not be, deductible, in whole or in part, by the Underlying Securities Issuer for purposes of United States Federal income tax.

                                   Appendix B
                             ALLOCATION PERCENTAGES

         If the date upon which an Allocation Percentage is to be applied (the "Allocation Date") is other than a date set forth on this Appendix B (a "Scheduled Allocation Date"), then the Allocation Percentage set forth opposite the Scheduled Allocation Date immediately preceding the Allocation Date shall apply.

      Scheduled                    Class A                    Class B
   Allocation Date          Allocation Percentage      Allocation Percentage
   ---------------          ---------------------      ---------------------

   December 1, 2006                 89.51%                     10.49%
   June 1, 2007                     89.51%                     10.49%
   December 1, 2007                 89.51%                     10.49%
   June 1, 2008                     89.51%                     10.49%
   December 1, 2008                 89.51%                     10.49%
   June 1, 2009                     89.51%                     10.49%
   December 1, 2009                 89.51%                     10.49%
   June 1, 2010                     89.52%                     10.48%
   December 1, 2010                 89.52%                     10.48%
   June 1, 2011                     89.52%                     10.48%
   December 1, 2011                 89.52%                     10.48%
   June 1, 2012                     89.52%                     10.48%
   December 1, 2012                 89.52%                     10.48%
   June 1, 2013                     89.52%                     10.48%
   December 1, 2013                 89.53%                     10.47%
   June 1, 2014                     89.53%                     10.47%
   December 1, 2014                 89.53%                     10.47%
   June 1, 2015                     89.53%                     10.47%
   December 1, 2015                 89.53%                     10.47%
   June 1, 2016                     89.53%                     10.47%
   December 1, 2016                 89.54%                     10.46%
   June 1, 2017                     89.54%                     10.46%
   December 1, 2017                 89.54%                     10.46%
   June 1, 2018                     89.54%                     10.46%
   December 1, 2018                 89.54%                     10.46%
   June 1, 2019                     89.55%                     10.45%
   December 1, 2019                 89.55%                     10.45%
   June 1, 2020                     89.55%                     10.45%
   December 1, 2020                 89.55%                     10.45%
   June 1, 2021                     89.56%                     10.44%
   December 1, 2021                 89.56%                     10.44%
   June 1, 2022                     89.56%                     10.44%
   December 1, 2022                 89.56%                     10.44%
   June 1, 2023                     89.57%                     10.43%
   December 1, 2023                 89.57%                     10.43%
   June 1, 2024                     89.57%                     10.43%

   December 1, 2024                 89.58%                     10.42%
   June 1, 2025                     89.58%                     10.42%
   December 1, 2025                 89.58%                     10.42%
   June 1, 2026                     89.59%                     10.41%
   December 1, 2026                 89.59%                     10.41%
   June 1, 2027                     89.59%                     10.41%
   December 1, 2027                 89.60%                     10.40%
   June 1, 2028                     89.60%                     10.40%
   December 1, 2028                 89.61%                     10.39%
   June 1, 2029                     89.61%                     10.39%
   December 1, 2029                 89.61%                     10.39%
   June 1, 2030                     89.62%                     10.38%
   December 1, 2030                 89.62%                     10.38%
   June 1, 2031                     89.63%                     10.37%
   December 1, 2031                 89.63%                     10.37%
   June 1, 2032                     89.64%                     10.36%
   December 1, 2032                 89.64%                     10.36%
   June 1, 2033                     89.65%                     10.35%
   December 1, 2033                 89.65%                     10.35%
   June 1, 2034                     89.66%                     10.34%
   December 1, 2034                 89.67%                     10.33%
   June 1, 2035                     89.67%                     10.33%
   December 1, 2035                 89.68%                     10.32%
   June 1, 2036                     89.69%                     10.31%
   December 1, 2036                 89.69%                     10.31%
   June 1, 2037                     89.70%                     10.30%
   December 1, 2037                 89.71%                     10.29%
   June 1, 2038                     89.71%                     10.29%
   December 1, 2038                 89.72%                     10.28%
   June 1, 2039                     89.73%                     10.27%
   December 1, 2039                 89.74%                     10.26%
   June 1, 2040                     89.75%                     10.25%
   December 1, 2040                 89.75%                     10.25%
   June 1, 2041                     89.76%                     10.24%
   December 1, 2041                 89.77%                     10.23%
   June 1, 2042                     89.78%                     10.22%
   December 1, 2042                 89.79%                     10.21%
   June 1, 2043                     89.80%                     10.20%
   December 1, 2043                 89.81%                     10.19%
   June 1, 2044                     89.82%                     10.18%
   December 1, 2044                 89.84%                     10.16%
   June 1, 2045                     89.85%                     10.15%
   December 1, 2045                 89.86%                     10.14%
   June 1, 2046                     89.87%                     10.13%
   December 1, 2046                 89.88%                     10.12%
   June 1, 2047                     89.90%                     10.10%

   December 1, 2047                 89.91%                     10.09%
   June 1, 2048                     89.92%                     10.08%
   December 1, 2048                 89.94%                     10.06%
   June 1, 2049                     89.95%                     10.05%
   December 1, 2049                 89.97%                     10.03%
   June 1, 2050                     89.99%                     10.01%
   December 1, 2050                 90.00%                     10.00%
   June 1, 2051                     90.02%                     9.98%
   December 1, 2051                 90.04%                     9.96%
   June 1, 2052                     90.05%                     9.95%
   December 1, 2052                 90.07%                     9.93%
   June 1, 2053                     90.09%                     9.91%
   December 1, 2053                 90.11%                     9.89%
   June 1, 2054                     90.13%                     9.87%
   December 1, 2054                 90.15%                     9.85%
   June 1, 2055                     90.18%                     9.82%
   December 1, 2055                 90.20%                     9.80%
   June 1, 2056                     90.22%                     9.78%
   December 1, 2056                 90.25%                     9.75%
   June 1, 2057                     90.27%                     9.73%
   December 1, 2057                 90.30%                     9.70%
   June 1, 2058                     90.32%                     9.68%
   December 1, 2058                 90.35%                     9.65%
   June 1, 2059                     90.38%                     9.62%
   December 1, 2059                 90.41%                     9.59%
   June 1, 2060                     90.44%                     9.56%
   December 1, 2060                 90.47%                     9.53%
   June 1, 2061                     90.50%                     9.50%
   December 1, 2061                 90.53%                     9.47%
   June 1, 2062                     90.57%                     9.43%
   December 1, 2062                 90.60%                     9.40%
   June 1, 2063                     90.64%                     9.36%
   December 1, 2063                 90.68%                     9.32%
   June 1, 2064                     90.72%                     9.28%
   December 1, 2064                 90.76%                     9.24%
   June 1, 2065                     90.80%                     9.20%
   December 1, 2065                 90.84%                     9.16%
   June 1, 2066                     90.88%                     9.12%
   December 1, 2066                 90.93%                     9.07%
   June 1, 2067                     90.98%                     9.02%
   December 1, 2067                 91.03%                     8.97%
   June 1, 2068                     91.08%                     8.92%
   December 1, 2068                 91.13%                     8.87%
   June 1, 2069                     91.18%                     8.82%
   December 1, 2069                 91.24%                     8.76%
   June 1, 2070                     91.30%                     8.70%

   December 1, 2070                 91.35%                     8.65%
   June 1, 2071                     91.42%                     8.58%
   December 1, 2071                 91.48%                     8.52%
   June 1, 2072                     91.54%                     8.46%
   December 1, 2072                 91.61%                     8.39%
   June 1, 2073                     91.68%                     8.32%
   December 1, 2073                 91.75%                     8.25%
   June 1, 2074                     91.83%                     8.17%
   December 1, 2074                 91.91%                     8.09%
   June 1, 2075                     91.99%                     8.01%
   December 1, 2075                 92.07%                     7.93%
   June 1, 2076                     92.15%                     7.85%
   December 1, 2076                 92.24%                     7.76%
   June 1, 2077                     92.33%                     7.67%
   December 1, 2077                 92.43%                     7.57%
   June 1, 2078                     92.52%                     7.48%
   December 1, 2078                 92.62%                     7.38%
   June 1, 2079                     92.73%                     7.27%
   December 1, 2079                 92.84%                     7.16%
   June 1, 2080                     92.95%                     7.05%
   December 1, 2080                 93.06%                     6.94%
   June 1, 2081                     93.18%                     6.82%
   December 1, 2081                 93.31%                     6.69%
   June 1, 2082                     93.43%                     6.57%
   December 1, 2082                 93.56%                     6.44%
   June 1, 2083                     93.70%                     6.30%
   December 1, 2083                 93.84%                     6.16%
   June 1, 2084                     93.99%                     6.01%
   December 1, 2084                 94.14%                     5.86%
   June 1, 2085                     94.30%                     5.70%
   December 1, 2085                 94.46%                     5.54%
   June 1, 2086                     94.63%                     5.37%
   December 1, 2086                 94.80%                     5.20%
   June 1, 2087                     94.98%                     5.02%
   December 1, 2087                 95.17%                     4.83%
   June 1, 2088                     95.36%                     4.64%
   December 1, 2088                 95.56%                     4.44%
   June 1, 2089                     95.77%                     4.23%
   December 1, 2089                 95.99%                     4.01%
   June 1, 2090                     96.21%                     3.79%
   December 1, 2090                 96.44%                     3.56%
   June 1, 2091                     96.68%                     3.32%
   December 1, 2091                 96.93%                     3.07%
   June 1, 2092                     97.19%                     2.81%
   December 1, 2092                 97.45%                     2.55%
   June 1, 2093                     97.73%                     2.27%

   December 1, 2093                 98.02%                     1.98%
   June 1, 2094                     98.32%                     1.68%
   December 1, 2094                 98.63%                     1.37%
   June 1, 2095                     98.95%                     1.05%
   December 1, 2095                 99.29%                     0.71%
   June 1, 2096                     99.64%                     0.36%
   December 1, 2096                100.00%                     0.00%

Prospectus

Trust Certificates
(Issuable in Series)
Structured Products Corp.
Depositor and Sponsor

The trust certificates offered hereby and by supplements to this Prospectus will be offered from time to time in one or more series and in one or more classes within each such series. Certificates of each respective series and class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium, if any, and any interest to be distributed in respect of certificates may be payable in United States dollars or in one or more foreign currencies. Each series and class of certificates may be issuable as individual securities in registered form without coupons or in bearer form with or without coupons attached or as one or more global securities in registered or bearer form.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in underlying securities, issued by one or more issuers, together with, if specified in the applicable Prospectus Supplement, rights under swap or other derivative agreements or certain other assets to be deposited in a trust for the benefit of holders of certificates of such series by Structured Products Corp. pursuant to a trust agreement and a series supplement thereto with respect to a given series among the Company, as depositor or transferor, the administrative agent, if any, and the trustee named in the related Prospectus Supplement. Each underlying securities, in the case of debt securities with a common obligor, which represent ten percent or more of the total of Underlying Security or Underlying Securities in the trust consist of either a fixed income debt security or asset backed security or pool of such debt securities or asset backed securities issued or by their terms guaranteed by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States of America or any state which are subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission, a fixed income debt security or pool of such debt securities issued or by their terms guaranteed by one or more foreign private issuers (as such term is defined in Rule 405 of the Securities Act of 1933) subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission, a fixed income debt security or pool of such debt securities which represent obligations of the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged or a United States governmental sponsored organization created pursuant to a federal statute, or a fixed income debt security or pool of such debt securities which represent obligations issued or by their terms guaranteed by a foreign government, political subdivision or agency or instrumentality thereof as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the trust for a series of certificates may also include, or the certificateholders of such certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the assets deposited into the trust. See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

Prospective investors should consider, among other things, the information set forth under "Risk Factors" commencing on page 3 of this Prospectus and in the related Prospectus Supplement.

Each class of certificates of any series will represent the right, which may be senior to those of one or more of the other classes of such series, to receive specified portions of payments of principal, interest and certain other amounts on the assets deposited into the trust in the manner described herein and in the related Prospectus Supplement. A series may include two or more classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more classes within such series may be subordinated in certain respects to other classes of such series. The certificates of each series (or class within such series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

To the extent provided herein and in the applicable Prospectus Supplement, Structured Products Corp.'s only obligations with respect to each series of certificates will be, pursuant to certain representations and warranties concerning the assets deposited into a trust, to assign and deliver the assets deposited into a trust and certain related documents to the applicable trustee and, in certain cases, to provide for the credit support, if any. The principal obligations of an administrative agent, if any is named in the applicable Prospectus Supplement, with respect to a series of certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the assets deposited into a trust. See "Description of Trust Agreement--Advances in Respect of Delinquencies."

The certificates of each series will not represent an obligation of or interest in Structured Product's Corp., any administrative agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by Structured Products Corp., any administrative agent or their respective affiliates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" herein and "Method of Distribution" in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of certificates offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is September 19, 2006

                                TABLE OF CONTENTS

                                                                           PAGE

PROSPECTUS...................................................................1

PROSPECTUS SUPPLEMENT........................................................1

AVAILABLE INFORMATION........................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................1

REPORTS TO CERTIFICATEHOLDERS................................................2

IMPORTANT CURRENCY INFORMATION...............................................2

RISK FACTORS.................................................................3

THE COMPANY..................................................................8

USE OF PROCEEDS..............................................................8

FORMATION OF THE TRUST.......................................................8

MATURITY AND YIELD CONSIDERATIONS............................................9

DESCRIPTION OF CERTIFICATES.................................................10

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT..........................27

DESCRIPTION OF TRUST AGREEMENT..............................................39

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES..............................52

CURRENCY RISKS..............................................................53

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................................55

PLAN OF DISTRIBUTION........................................................59

LEGAL OPINIONS..............................................................60

INDEX OF TERMS..............................................................61

                              PROSPECTUS SUPPLEMENT

The supplement to this Prospectus (each a "Prospectus Supplement") relating to a series (a "Series") of trust certificates ("Certificates") to be offered thereby and hereby will set forth information relating to the Certificates, including, among other things, the following with respect to such Series: the specific designation, aggregate principal amount, and pass through rate for the Certificates. See "Description of Certificates--General" for a listing of the items that may be specified in the applicable Prospectus Supplement. The terms of the trust certificates described in the applicable Prospectus Supplement may supplement and/or modify any related general discussion in this Prospectus.

                              AVAILABLE INFORMATION

The Company filed a registration statement relating to the Certificates with the Securities and Exchange Commission. This prospectus is a part of the registration statement, but the registration statement includes additional information.

The Company will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K. The Company does not intend to send any financial reports to Certificateholders.

You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The Company's SEC filings are also available to the public on the SEC internet web site (http://www.sec.gov). For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. The Company has taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company "incorporates by reference" information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Company files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related Prospectus Supplement. The Company incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuing entity until the Company terminates its offering of the Certificates.

As a recipient of this prospectus, you may request a copy of any document the Company incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Structured Products Corp., 390 Greenwich Street, New York, New York 10013, Attention: Secretary, (212) 816-6000.

                          REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related trust (the "Trust" or the "Issuer") will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Certificates" and "Description of Trust Agreement--Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to each Trust following each distribution date for the Certificates issued by such Trust, will file an annual report of Form 10-K in relation to such Certificates, and may file additional public reports in relation to each Trust and the Certificates related to such Trust from time to time. The Prospectus Supplement for each Trust shall specify the name and CIK number of the Trust for purposes of obtaining reports on the EDGAR system. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. The Trustee may make reports available with respect to each Trust through its website at http://www.usbank.com/abs. Given the limited nature of reporting in relation to each Trust, reports will not be separately made available through any website of the Company or the Trustee.

                         IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the country-regionUnited States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the placecountry-regionUnited States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Citigroup Global Markets Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined herein) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

References herein to "U.S. dollars," "country-regionU.S.$," "USD," "dollar" or "$" are to the lawful currency of the placecountry-regionUnited States.

                                 RISK FACTORS

In connection with an investment in the Certificates of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable Prospectus Supplement.

The Certificates May Not Be a Liquid Investment. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

Certificates Are Limited Obligations and Are Not Recourse Obligations of the Company or Its Affiliates. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to the securities deposited into the Trust (the "Underlying Securities") or other assets deposited therein (together with the Underlying Securities, the "Deposited Assets").

Trust Consists of Limited Assets and Payments on the Certificates Will Be Made Solely from Deposited Assets. The only material assets expected to be in a Trust are the Deposited Assets corresponding to the related Series (or Class) of Certificates being offered. The Certificates are not insured or guaranteed by the Company, any Administrative Agent or any of their affiliates. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

Payments on the Underlying Securities may be Subordinate to other Obligations of the Underlying Securities Issuer. If payments on the Underlying Securities are subordinate to other obligations of the Underlying Securities Issuer, the Underlying Securities Issuer will not be permitted to make payments on the Underlying Securities unless it has paid amounts due on its obligations which are senior to the Underlying Securities. Investors in the Certificates may suffer a greater loss than if payments on the Underlying Securities were not subordinated.

Average Life and Yield of Certificates May Vary Thus Creating Reinvestment Risk. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Underlying Securities (or portion thereof) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and
Yield Considerations."

Tax Considerations Should Be Reviewed. Special Tax Counsel has delivered an opinion to the Company that the discussion contained in this Prospectus under the caption "Certain Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects. Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service ("IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. See "Certain Federal Income Tax Considerations" in this Prospectus and in the related Prospectus Supplement.

Investment Company Act of 1940 Considerations Should Be Reviewed. The Investment Company Act of 1940 defines as an "investment company" companies engaged in the business of investing, reinvesting, owning, holding, or trading in securities. Unless an exclusion or safe harbor applies, a company is an investment company if it owns "investment securities" with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. One exclusion from the definition of "investment company" is provided to certain issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act. The Company believes, based on opinion of counsel, that each Issuer formed for the issuance of securities is and will remain exempt from the registration requirements of the Investment Company Act based on Rule 3a-7 of the Investment Company Act. Registration under the Investment Company Act or a determination that an Issuer failed to register likely would have a material adverse impact on the Company or that Issuer, and distributions to holders of the Certificates of that Issuer could be seriously impaired.

Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a "Rating Agency"). The rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

Global Certificates Limit Direct Voting and Ability to Pledge Certificates. The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Certificates deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates--Global Certificates" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

Risks With Respect to Currency, Exchange Rates and Exchange Controls May Exist. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

It is strongly recommended that prospective purchasers consult their own financial and legal advisors as to the risks entailed by an investment in Certificates denominated in a currency other than U.S. dollars. Such Certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. See "Currency Risks."

Trust May Include Derivatives Which Could Affect the Value of the Certificates. A Trust may include various derivative instruments, including interest rate and currency swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates or currency rate and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities. Options can also be structured as securities such as warrants or can be embedded in securities with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment.

Fluctuations in interest and currency rates may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Publicly Available Information or Non-Public Information which may be Obtained from the Trustee Concerning Underlying Securities Issuers Should Be Reviewed; Risk of Loss if Such Information Not Available. To the extent possible, it is strongly recommended that each prospective purchaser of Certificates obtain and evaluate any publicly available information or non-public information that may be obtained from the Trustee named in the applicable Prospectus Supplement concerning each of the Underlying Securities and each issuer of Underlying Securities (each an "Underlying Securities Issuer") as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. If the Trustee named in the applicable Prospectus Supplement does not make available non-public information with respect to Underlying Securities which have not been registered under the Securities Act, the applicable Prospectus Supplement will describe the material terms of the Underlying Securities. In the case of publicly issued Underlying Securities, the publicly-available information, and in the case of Underlying Securities which have not been registered under the Securities Act, any information that the Trustee may disseminate to prospective Certificateholders, in each case concerning the applicable Underlying Securities and publicly available information concerning a Underlying Securities Issuer is important in considering whether to invest in or sell Certificates. To the extent such information is unavailable or ceases to be available, an investor's ability to make an informed decision to purchase or sell Certificates (and the value of the Certificates) could be impeded. The information in this Prospectus and any Prospectus Supplement concerning the Underlying Securities and the Underlying Securities Issuers has been obtained from publicly available documents or from documents obtained from the Underlying Securities Issuer, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of any Underlying Securities Issuer. The issuance of Certificates of any Series should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Underlying Securities Issuer.

Remedies Available to Certificateholders Are Limited Due to Passive Nature of the Trust. The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of holders of Certificates (each a "Certificateholder") of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Trust Agreement -- Termination"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Optional Exchange for Deposited Assets Will Generally Be Unavailable. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with Structured Products Corp.'s (the "Company") or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and subject to the limitations described herein. See "Description of Certificates -- Optional Exchange." Accordingly, the optional exchange right described in this Prospectus under the heading "Description of Certificates -- Optional Exchange" and further described in the relevant Prospectus
Supplement may be available only to the Company and its affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.

The Prospectus Supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

                                   THE COMPANY

The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Global Markets Holdings Inc. The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company's principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 816-7496).

                                 USE OF PROCEEDS

The net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company for such purposes as may be specified in the applicable Prospectus Supplement. Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds will be used by the Company to pay general administrative expenses or other amounts due in connection with the issuance of the certificates.

                             FORMATION OF THE TRUST

The Company will sell, assign or cause to be sold or assigned the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of Trust Agreement--Assignment of Deposited Assets." The trust formed in connection with the issuance of Certificates may be a common law trust or a statutory or business trust. The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the trust agreement and a series supplement thereto with respect to a given Series (collectively, the "Trust Agreement") and will receive a fee for such services (the "Trustee's Fee"). The Trustee Fee shall be paid either by the Trust from the interest and/or principal (as specified in the applicable Prospectus Supplement) payments received by the Trust with respect to the

Underlying Securities or by the Depositor pursuant to a separate agreement with the Depositor, as specified in the applicable Prospectus Supplement. Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the
"Administration Fee") as specified in the Prospectus Supplement. See "Description of Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

The Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of Trust Agreement--Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of Trust Agreement--Advances in Respect of Delinquencies."

To the extent provided in the related Prospectus Supplement, each Trust will consist of (i) the applicable Deposited Assets; (ii) such collections as from time to time are identified as deposited in the related Certificate Account;
(iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond. To the extent provided in the related Prospectus Supplement, the Company or any previous owner of the Deposited Assets may retain an interest in such assets (the "Retained Interest") through the ownership of an interest in the Trust which entitles the holder thereof to any residual or excess cash flow generated by the Trust to the extent available for distribution after all other required payments and distributions have been made by the Trust. The Retained Interest may, but need not be, evidenced by a certificate. The Prospectus Supplement will identify the holder of any Retained Interest if such holder is affiliated with the Company or certain other transaction parties listed in Item 1113(d)(1) of Regulation AB.

                        MATURITY AND YIELD CONSIDERATIONS

Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a Underlying Securities Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a Underlying Securities Issuer will be repaid prior to its stated maturity.

To the extent specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined herein). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities. See "Description of Deposited Assets and Credit Support."

The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                           DESCRIPTION OF CERTIFICATES

Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus

Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement or the applicable Certificates that is not described in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

General

There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support--Collections."

Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-

Through Rate") for each such Class, including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate");
the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or to put the Certificate to the Company or a third party or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Certificates or in bearer form with or without coupons attached ("Bearer Certificates") or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more global securities in registered or bearer form (each a "Global Certificate") and, if so, the identity of the Depositary (as defined herein), if other than The Depository Trust Company, for such Global Certificate or Certificates; (xiv) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or the Trustee; (xv) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvi) any additional Administrative Agent Termination Events (as defined herein), if applicable, provided for with respect to such Class; and (xvii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in this Prospectus and in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified
Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

Certificates issued as individual securities in registered form without coupons ("Registered Certificates") may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Registered Certificates may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

In the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange
Rate Agent based on the highest firm bid quotation expressed in U.S.
dollars received by the Exchange Rate Agent at approximately
11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above. No distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Certificates, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

"Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified
Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency and
(ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each

Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread
Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule. The applicable Prospectus Supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Reference Rate Certificate"),
(ii) the Commercial Paper Rate (a "Commercial Paper Reference Rate Certificate"), (iii) the Treasury Rate (a "Treasury Reference Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Reference Rate Certificate"), (v) the CD Rate (a "CD Reference Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Certificates" published by the Federal Reserve Bank of New York.

As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

Interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Reference Rate Certificates, Commercial Paper Reference Rate Certificates, Federal Funds Reference Rate Certificates and CD Reference Rate Certificates or by the actual number of days in the year, in the case of Treasury Reference Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

Percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

(1) CD Reference Rate Certificates. Each CD Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such CD Rate Determination Date, then the CD Rate for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Reference Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Reference Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(2) Commercial Paper Reference Rate Certificates. Each Commercial Paper Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Reference Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined herein) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Reference Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equipment by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                      D x 360
          Money Market Yield =     -------------    x  100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(3) Federal Funds Reference Rate Certificates. Each Federal Funds Reference Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time on the Calculation Date (as defined herein) pertaining to such Federal Funds Rate Determination Date, the Federal Funds Rate for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Federal Funds Rate for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)," provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). In the case of a Federal Funds Reference Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

(4) LIBOR Reference Rate Certificates. Each LIBOR Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Reference Rate Certificate as follows:

(i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Reference Rate Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Reference Rate Certificate.

(ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Reference Rate Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Reference Rate Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

If LIBOR with respect to any LIBOR Reference Rate Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

(5) Treasury Reference Rate Certificates. Each Treasury Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined herein) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Reference Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Reference Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The "Calculation Date"" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

Each Certificate (other than certain Classes of Strip Certificates) will have a Certificate Principal Balance which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Optional Exchange

If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and provided further that no holder (other than the Depositor or one of its affiliates) may exercise such exchange right prior to (i) six months after the original issuance date of the related Certificates and (ii) 180 days after the date on which notice of such holder's decision to exercise such exchange right is delivered to the Trustee. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

                  (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

                  (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

                  (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

                  (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate, provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Certificate, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Put Option

If specified in the applicable Prospectus Supplement, a holder may put Certificates of a given Series to the Company or a third party. The terms upon which a holder may put its Certificates (including the price) will be specified in the related Prospectus Supplement; provided, however, any put option shall be exercisable only to the extent that such put would not be inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

Global Certificates

All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Certificates that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global
Certificates may be issued in either registered or bearer form and in either temporary or definitive form. See
"Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificate issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Certificate to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Certificate will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Certificate.

So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Certificate for all purposes. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have any of the individual Certificates represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Certificate will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Certificate. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Receipt by owners of beneficial interests in a temporary Global Certificate of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Certificate representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Certificate of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates."

If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Certificate or Certificates representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Certificates and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Certificate or Certificates representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Certificate equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as (a) Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Certificates, (b) as

Bearer Certificates in the denomination or denominations specified by the Company if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form. See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Certificate.

The applicable Prospectus Supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest in a designated, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities (the "Underlying Securities") issued by one or more issuers (the "Underlying Securities Issuers"), purchased by a Trust with proceeds from, and at the direction of, the Company or purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement.

The Underlying Securities, in the case of debt securities with a common obligor, that represent ten percent (10%) or more of the pool of Deposited Assets as of the date of the related Prospectus Supplement ("Concentrated Underlying Securities") will represent either:

(a) debt securities issued or by their terms guaranteed by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state ("Domestic Private Securities"),

(b) direct obligations of one or more foreign private issuers (as such term is defined in Rule 405 of the Securities Act)("Foreign Private Securities"),

(c) an obligation (i) issued or by their terms guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities") or (ii) of a U.S. governmental sponsored organization created pursuant to federal statute (a "GSE"), or

(d) an obligation issued or by their terms guaranteed by a foreign government or a political subdivision or agency or instrumentality thereof which has offered debt securities in the United States pursuant to a registration statement filed with the Commission containing information required by Schedule B of the Securities Act ("Schedule B"), which qualifies as a "seasoned" issuer under Commission practice and which issuer or guarantor the Company reasonably believes (based on publicly available information) is eligible to use Schedule B as of the time of any offering of Certificates hereunder ("Foreign Government Securities"), which, except as noted below, are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. The Prospectus Supplement for any series will set forth the Deposited Assets included in the related Trust. Based on information contained in the offering document pursuant to which Underlying Securities were originally offered (an "Underlying Securities Offering Document"), the applicable Prospectus Supplement shall set forth certain information with respect to the public availability of information with respect to any Underlying Securities Issuer, the debt securities of which are Concentrated Underlying Securities. Material terms of the Concentrated Underlying Securities will be included in the related Prospectus Supplement

As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), Resolution Funding Corporation ("REFCORP"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligation of the twelve Federal Home Loan Banks), Tennessee Valley Authority ("TVA") and Federal Farm Credit Banks ("FFCB"). The Trusts may also include securities guaranteed by the United States Agency for International Development ("AID") and government trust certificates.

Debt securities of any GSEs may be exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. Concentrated Underlying Securities of any such GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (any such GSE, a "GSE Issuer").

The Underlying Securities may include, but shall not be limited to, obligations of any or all of the following Foreign Governments (which may include, but shall not be limited to, obligations guaranteed by the following): Austria, Australia, Canada, Canadian Provinces, Denmark, Finland, France, Germany, Ireland, Japan, Norway, Italy, Spain, Sweden and the United Kingdom.

The following is a general description of the Underlying Securities which the Company is permitted to include in a Trust and does not purport to be a complete description of any such Underlying Security. This description is qualified in its entirety by reference to the applicable Prospectus Supplement, the Underlying Securities Prospectus and the Underlying Securities themselves. Material information regarding the actual Underlying Securities, as of the Cut-off Date (as defined herein), will be provided in the Prospectus Supplement used to offer a Series of Certificates.

If the offering of the Underlying Securities is not registered as a primary offering of the Underlying Securities which meets all of the conditions set forth in paragraph (b) of Rule 190 under the Securities Act, all of the following conditions will be met: (i) neither the Underlying Securities Issuer nor any of its affiliates will have a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Underlying Securities and Certificates, (ii) neither the Underlying Securities Issuer nor any of its affiliates will be an affiliate of the Depositor or the Trust, and (iii) the Depositor would be free to publicly resell the Underlying Securities without registration under the Securities Act.

Underlying Securities

If the Underlying Securities are either Domestic Private Securities or Foreign Private Securities:

General. As specified in the related Prospectus Supplement each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the Underlying Securities Issuer and the Underlying Securities Trustee. Unless otherwise specified, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets;
(ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust or Trustee as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Underlying Securities Issuer.

Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Securities Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Securities and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("outstanding debt securities") in determining whether to declare the acceleration of the Underlying Securities.

Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities.

Consequently, the Trust or Trustee as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust or Trustee as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is `issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, or all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of such Underlying Securities and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

If the Underlying Securities are Foreign Government Securities, then the following shall apply:

General. None of the Underlying Securities will have been issued pursuant to an indenture and no trustee is provided for with respect to Underlying Securities. Generally, there will be a fiscal agent (each a "Fiscal Agent") for the Foreign Government Issuer with respect to the Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent does not have the same responsibilities or duties to act on behalf of the holders of a Foreign Government's debt securities as would a trustee.

Contractual Restrictions. There will generally be few, if any, contractual restrictions on the Foreign Government Issuers or Foreign Government Guarantors in respect of the Underlying Securities. The Underlying Securities by their terms and provisions may, however, restrict certain actions of the related Foreign Governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the Foreign Government not to encumber its assets to secure any other external indebtedness without providing like security for the related Underlying Securities. Certain actions in respect of the debt securities of Foreign Governments may also be subject to proper executive, legislative or administrative approval.

The Prospectus Supplement used to offer any Series of Certificates will describe material covenants or undertakings in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants or undertakings which are common to any pool of Underlying Securities. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. In the event of a breach of any such covenant or undertaking it may not be possible to force any action in respect of the Underlying Securities or to obtain an enforceable judgment against a Foreign Government.

Events of Default. Debt securities issued by foreign governments generally provide that any one of a number of specified events will constitute an event of default with respect to such securities. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities which failure is materially adverse to security holders and continues for a specified period after notice thereof; (iii) the declaration of a moratorium on payment of interest or principal in respect of external indebtedness and (iv) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer (including other external indebtedness) or the acceleration by or on behalf of the holders thereof of such securities.

Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Securities and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other outstanding debt securities in determining whether to declare the acceleration of a Underlying Security.

Remedies. Generally, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities of a Foreign Government may enforce their rights under the securities including, in some cases, the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable. A fiscal agency agreement will not typically provide for the agent to enforce the rights of the security holders as would an indenture trustee. Consequently, any rights in respect of the Underlying Securities must be pursued through the Trustee as a holder thereof in the manner prescribed with respect to the Underlying Securities. There can be no assurance that the Trustee will be able to enforce any contractual obligation against a Foreign Government. Additionally, where action may be taken in respect of the Underlying Securities only by a specified percentage of the holders of the outstanding debt securities, the Trustee's ability to influence such action will be limited by the proportion of such securities held by the Trust.

If the Underlying Securities are those described in (iii) under the heading "Description of Deposited Assets and Credit Support; General" then the following shall apply:

General. None of the Underlying Securities will have been issued pursuant to an indenture, and no trustee is provided for with respect to any Underlying Security. There will generally be a fiscal agent ("Fiscal Agent") for a GSE Issuer with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee.

The applicable Prospectus Supplement will make reference to any disclosure documents prepared in connection with the issuance of Terms Assets by Freddie Mac or Fannie Mae.

Contractual and Statutory Restrictions. A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to certificateholders against the occurrence or effects of certain specified events. In general, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. See "Description of the Underlying Securities" in the related Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

Neither the United States or any agency thereof is obligated to finance any GSE Issuer's operations or to assist a GSE Issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect thereto. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof; and (iii) certain events of insolvency or bankruptcy with respect to the GSE Issuer. The Underlying Securities will generally provide that upon the occurrence of an event of default the holders of not less than a specified percentage of the outstanding securities may declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer's right to cure, if applicable.

Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Securities Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If a Underlying Securities Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security in determining whether to declare the acceleration of a Underlying Security.

Principal Economic Terms of Underlying Securities

The applicable Prospectus Supplement will disclose the name of each Underlying Securities Issuer with respect to the applicable Series of Certificates. In addition, reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Securities: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the outstanding debt securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United

States dollars, the foreign currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities;
(xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

In addition to the foregoing, the applicable Prospectus Supplement will disclose, with respect to each Underlying Issuer, the financial information described in Item 1112(b) of Regulation AB, to the extent required to be disclosed pursuant to such Item.

Other Deposited Assets

In addition to the Underlying Securities, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities, such as (i) one or more letters of credit, surety bonds, financial guaranty insurance policies, or interest rate or currency swaps, caps, floors, collars, puts or calls (all as described below under the caption "Credit Support"), (ii) any cash or permitted investments held by the Issuing Entity in a reserve account (as described below under the caption "Credit Support - Reserve Account"), (iii) direct obligations of the United States, and (iv) any proceeds obtained by the Trust with respect to the Underlying Securities or any Credit Support (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in, or be cross-collateralized by, those specified assets constituting a part of the Deposited Assets.

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


Credit Support

As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element.

Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-Reserve Accounts" and in the related Prospectus Supplement.

If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

The applicable Prospectus Supplement shall include a description of the Letter of Credit Bank or Surety with respect to its credit/debt/insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank or Surety. In addition, to the extent that the Letter of Credit or Surety Bond will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, the applicable Prospectus Supplement will provide or incorporate by reference the descriptive information and financial information regarding the Letter of Credit Bank or Surety required pursuant to Item 1114(b)(1) and (2) of Regulation AB.

Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

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


Financial Guaranty Insurance. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will obtain or cause to be obtained a financial guaranty insurance policy (the "Policy") from an eligible institution (the "Insurer") in favor of the Trustee on behalf of the Certificateholders. The applicable Prospectus Supplement shall identify the Class of Certificates guaranteed by the Policy and shall include a description of the payments of principal, premium (if any) and interest guaranteed with respect to such Class of Certificates. The Prospectus Supplement shall also set forth the expiration date of the Policy.

The applicable Prospectus Supplement shall include a description of the issuer of the Policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Insurer. In addition, to the extent that the Policy will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, the applicable Prospectus Supplement will provide or incorporate by reference the descriptive information and financial information regarding the issuer of the policy required pursuant to Item 1114(b)(1) and (2) of Regulation AB.

Other Credit Support. If so provided in the related Prospectus Supplement, the Trust may include, or the Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate or currency swaps, caps, floors, collars puts or calls. Any put or call will be designed to assure the servicing or timely distribution of proceeds to Certificateholders and will thus be an "eligible asset" within the meaning of Rule 3a-7(b)(1) under the Investment Company Act. The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

Collections

The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                        DESCRIPTION OF TRUST AGREEMENT

General

The following summary of material provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. The applicable Prospectus Supplement for a Series of Certificates will describe any applicable material provision of the Trust Agreement or the Certificates that is not described herein. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

At the time of issuance of any Series of Certificates, the Company will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date. If specified in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a "Deposited Asset Provider"). To the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trust at the Purchase Price (as defined herein) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise an Administrator, on behalf of the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. When applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document, and the Trust and the Certificateholders will not have any continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in enforcing such obligation.

Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

Additional Underlying Securities; Issuance of Additional Certificates

If so provided in a Prospectus Supplement, from time to time after the closing date for the related Series of Certificates, additional Underlying Securities may be sold to or deposited with the Trust without the consent of Certificateholders, in which case additional Certificates will be issued in a principal amount equal to such percentage of the principal amount of Underlying Securities so sold to or deposited with the Trust as is specified in the Prospectus Supplement. Any such additional Certificates issued will rank pari passu with the Certificates issued on the closing date and such additional Certificates together with the Certificates issued on the Closing Date shall be backed by the expanded asset pool consisting of the Underlying Securities which are sold to or deposited with the Trust on the Closing Date and any such additional Underlying Securities which are sold to or deposited with the Trust after the Closing Date and, to the extent provided in the Prospectus Supplement, any such additional Underlying Securities will be subject to additional call rights or warrants. Notice shall be given to existing Certificateholders of the deposit or sale of additional Underlying Securities with or to the Trust at the time specified in the Prospectus Supplement.

Because additional Underlying Securities may be sold to or deposited with the Trust as described above, the Trust is a "master trust" within the meaning of
Item 1101(c)(3)(i) of Regulation AB.

Collection and Other Administrative Procedures

General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined herein).

The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes,

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


generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

Realization upon Defaulted Deposited Assets. As administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf), on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

If recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset, provided that it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset is represented by the ownership of an interest in the Trust which entitles the holder thereof to any residual or excess cash flow generated by the Trust to the extent available for distribution after all other required payments and distributions have been made by the Trust.

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


The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

Advances in Respect of Delinquencies

The Administrative Agent, if any, specified in the applicable Prospectus Supplement will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined herein) and (ii) such other conditions as may be specified in the Prospectus Supplement.

Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either of them, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement may further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company any, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

"Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined herein); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined herein) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

So long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such

Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

Remedies of Certificateholders

Any Certificateholder may institute any proceeding with respect to the applicable Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the "Required Percentage--Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

The Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

Reports to Certificateholders. With each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, if provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

                  (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses
(i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish an annual statement to the Trustee to the effect that such firm has examined specified documents and records relating to the administration of the Deposited Assets and other Trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date), and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

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


If so specified in the applicable Prospectus Supplement, the Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

Copies of the annual accountants' statement and the statement of officers of the Trustee, if any, may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Call Rights or Warrants

If specified in the applicable Prospectus Supplement, the Trust may issue call rights or warrants which entitle the holder thereof to call the Certificates for redemption or purchase the Deposited Assets on or after a date specified in the Prospectus Supplement at a price specified and calculated in the manner set forth in the Prospectus Supplement. The Prospectus Supplement shall also describe other events which may either allow or require the holder of the call rights or warrants to call the Certificates for redemption or purchase the Underlying Securities. Call rights or warrants shall only be issued by a Trust with a single designated Underlying Security issued by a single Underlying Securities Issuer.

Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein, which price will not be less than the outstanding principal balance of the Certificates plus accrued interest, if any, thereon (such price, a "Purchase Price"). The exercise of a call right or warrant will effect early retirement of the Certificates of that Series and may be exercised at or after the time specified in the related Prospectus Supplement. The Trust and the Certificateholders shall have no continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in effecting such termination.

Duties of the Trustee

The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

On the closing date for each Series of Certificates, the Depositor will provide the Trustee with certain information relating to the Underlying Issuer and the Underlying Securities. Based on this information, the Trustee will calculate the amount of interest to be paid with respect to the Certificates on each distribution date. In addition, the Trustee will perform distribution calculations, remit distributions on the distribution dates to Certificateholders and prepare semi-annual statements to Certificateholders detailing the payments received and the activity on the Underlying Securities during the relevant collection period. If so provided in the Prospectus Supplement, the Trustee shall make a distribution date statement available to the Certificateholders on each distribution date via the Trustee's internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the Trustee at he Trustee's bondholder services group at (800) 934-6802. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Depositor at closing, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Company.

In addition to having express duties under the trust agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the trust agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the trust agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12,
Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which requires the Trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property.

Each Prospectus Supplement shall describe any additional duties and responsibilities of the Trustee set forth in the Trust Agreement and under applicable law.

The Trustee

The Trustee for any given Series of Certificates under the related Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates. The related Prospectus Supplement shall describe any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the transactions contemplated by the related Trust Agreement, between the Depositor and the Trustee, or any affiliates of such parties, that exist on the closing date for the related Series of Certificates or that existed during the immediately preceding two years and that is material to an investor's understanding of such Series of Certificates.

Removal and Replacement of Trustee

The Trustee for any given Series of Certificates, may at any time resign and be discharged from such Series by giving written notice thereof to the Depositor, the Administrative Agent, if any, the Rating Agency and to all Certificateholders of such Series. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee for such Series. If a successor Trustee is not appointed by the Depositor or does not accepted appointment within 30 days after the resigning Trustee gave its notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible to act as such and shall fail to resign after written request by the Depositor, or if at any time the Trustee shall become incapable of acting, or certain bankruptcy related events shall occur with respect to the Trustee, then the Depositor may remove the Trustee and appoint a successor Trustee. Notice of such appointment shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Expenses associated with changing from a Trustee to successor Trustee will be paid by either the Trust from the interest (and/or principal if so set forth in the applicable Prospectus Supplement) payments received by the Trust with respect to the Underlying Securities or by the Depositor pursuant to a separate agreement with the Depositor as set forth in the applicable Prospectus Supplement.

Bankruptcy Remoteness

The applicable Prospectus Supplement shall describe any provisions in the Trust Agreement for the related Series of Certificates which address whether declaration of bankruptcy, receivership or similar proceeding with respect to the Trust can occur.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue date of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1650(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

Pending the availability of a definitive Global Certificate or individual Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Certificate, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking ("Clearstream") for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Certificate in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Certificate will be exchangeable for interests in such definitive Global Certificate or for such individual Bearer Certificates, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Certificate is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Certificate will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary Global Certificate held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                               CURRENCY RISKS

Exchange Rates and Exchange Controls

An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Euros, Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars, and U.S. dollars. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General".

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


IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

Except as set forth below, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency.

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

The Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Scope of Opinion

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel ("Special Tax Counsel") (i) the Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association) and (ii) each certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust. Special Tax Counsel has not delivered (and does not intend to deliver) any other opinions regarding the Trust or the Certificates. If in connection with the issuance of any Certificates, special tax counsel renders an opinion with regard to the characterization of the Trust that is materially different from the opinion contained in clause (i) above, such opinion will be filed on with the Commission in a Current Report on Form 8-K.

Prospective investors should review the tax section set forth in the related Prospectus Supplement because information therein supersedes the information set forth in this prospectus. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for United States federal income tax purposes, among other consequences, the Trust would be subject to United States federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel's opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

General

The following summary of the material United States income tax consequences of the ownership of the certificates is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus. This summary is intended as an explanatory discussion of the consequences of holding the certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to its particular situation.

Except with respect to certain withholding tax matters discussed below under "Withholding Taxes with Respect to Non-U.S. Persons," the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is:

         o   a citizen or resident of the United States,

         o a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, or

         o an estate or trust that is a United States person within the meaning of Section 7701(a)(30) of the Code.

For the purposes of this discussion, the Company and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for United States federal income tax purposes. The related Prospectus Supplement may contain additional information about the United States federal income tax characterization of the Underlying Securities.

Tax Status of the Trust

The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of the Certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, the Trust may be viewed by the IRS as a partnership for federal income tax purposes. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under "Possible Recharacterization of the Trust as a Partnership" below, the balance of this discussion assumes that the Trust will be so classified. (The applicable trust agreement will prohibit the Trust from electing to be taxed as a corporation.)

Each Certificateholder will be treated, for United States federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust's underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust's obligations. Thus, for example, if the Certificates or the Underlying Securities are subject to call warrants, each Certificateholder will be treated as if it had sold call warrants with respect to the Underlying Securities in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor's circumstances, but would include, in the case of an individual (or entity treated as an individual) Section 67 of the Code, which allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

The Trust will indicate in the related Prospectus Supplement whether the Underlying Securities and any call warrants will be identified as part of an integrated transaction within the meaning of Treasury Regulation ss. 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder of the Certificate. Similar treatment will also generally apply to Certificates representing "stripped coupons" and/or "stripped bonds," which generally will be the case when Certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Underlying Securities. It is also possible that each Certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the Certificates would be taxed like conventional debt instruments and the discussion under "Income of Certificateholders" would not apply. If a series of Certificates has more than one class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

Income of Certificateholders

Original Issue Discount. Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificates as it accrues on a daily basis, under a constant yield method, regardless of when cash payments are received. The amount of OID on a Certificate generally will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Certificate as determined by each holder based on that holder's purchase price for the Certificate. It is unclear whether the holder of a Certificate should, in calculating OID, assume that the Underlying Securities will, or will not, be called under any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

The Trustee intends for information reporting purposes to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

Purchase and Sale of a Certificate. A Certificateholder's adjusted tax basis in a Certificate generally will equal the cost of the Certificates, increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of the sale or redemption and the Certificateholder's adjusted tax basis in the Certificates.

Possible Recharacterization of the Trust as a Partnership

As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation ss. 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, if the Trust is characterized as a partnership, it may be eligible to make this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder's purchase of a Certificate, each such holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code and is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder's circumstances, including any difference between the holder's basis in its Certificates and the Trust's basis in its assets) and to utilize a taxable year for reporting purposes and
(ii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. A holder's share of the income of the Trust computed at the Trust level would not necessarily be the same as if computed under the OID rules described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the Certificate to the holder based on the Certificateholder's purchase price and the yield on the Underlying Securities determined at the Trust level.

Withholding Taxes with Respect to Non-U.S. Persons

Payments made on a Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its Certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, the Company, the holder of any other class of Certificates (if such Series provides for multiple classes of Certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

                             PLAN OF DISTRIBUTION

Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Citigroup Global Markets Inc., an affiliate of the Company and the Underlying Security Issuer, if so set forth in the applicable Prospectus Supplement. The obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment.

If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

Citigroup Global Markets Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Citigroup Global Markets Holdings Inc., the indirect parent corporation of the Company. Citigroup Global Markets Inc.'s participation in the offer and sale of Certificates complies with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

                                LEGAL OPINIONS

Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Company and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                                INDEX OF TERMS

$    ..........................................................................2
Administration Fee.............................................................9
Administrative Agent Termination Events.......................................45
AID...........................................................................28
Base Rate.....................................................................16
Bearer Certificates...........................................................12
Business Day..................................................................14
Calculation Agent.............................................................16
Calculation Date..................................................18, 19, 20, 22
CD Rate.......................................................................18
CD Rate Determination Date....................................................18
CD Reference Rate Certificate.................................................16
Cede...........................................................................2
Certificate...................................................................11
Certificate Account...........................................................38
Certificate of Non-U.S. Beneficial Ownership..................................53
Certificateholder..............................................................7
Certificates...................................................................1
Clearstream...................................................................52
Code..........................................................................55
Commercial Paper Rate.........................................................18
Commercial Paper Rate Determination Date......................................18
Commercial Paper Reference Rate Certificate...................................16
Company........................................................................7
Composite Quotations..........................................................16
Concentrated Underlying Securities............................................27
Coupons.......................................................................12
Credit Support Instruments....................................................41
Cut-off Date..................................................................39
Definitive Certificate........................................................25
Depositary....................................................................25
Deposited Asset Provider......................................................40
Deposited Assets...........................................................3, 35
Determination Date............................................................13
dollar.........................................................................2
Domestic Private Securities...................................................27
Euroclear.....................................................................52
Exchange Rate Agent...........................................................13
Exchangeable Series...........................................................22
Fannie Mae....................................................................28
Federal Funds Rate............................................................19
Federal Funds Rate Determination Date.........................................19
Federal Funds Reference Rate Certificate......................................16
FFCB..........................................................................28
FHLB..........................................................................28
Fiscal Agent..............................................................31, 33
Fixed Pass-Through Rate.......................................................12
Fixed Rate Certificates.......................................................15
Floating Rate Certificates....................................................15
Foreign Government Securities.................................................27
Foreign Private Securities....................................................27
Freddie Mac...................................................................28
Global Certificate............................................................12
GSE...........................................................................27
GSE Issuer....................................................................28
H.15(519).....................................................................16
Index Maturity................................................................16
Insurer.......................................................................38
Interest Reset Date...........................................................17
Interest Reset Period.........................................................17
IRS........................................................................4, 55
Issuer.........................................................................2
Letter of Credit..............................................................36
Letter of Credit Bank.........................................................36
LIBOR.........................................................................20
LIBOR Determination Date......................................................20
LIBOR Reference Rate Certificate..............................................16
London Banking Day............................................................15
Market Exchange Rate..........................................................13
Maximum Pass-Through Rate.....................................................16
Minimum Pass-Through Rate.....................................................16
Money Market Yield............................................................19
Nonrecoverable Advance........................................................43
Notional Amount...............................................................15
Offering Agent.................................................................2
OID...........................................................................57
Optional Exchange Date........................................................23
Original Issue Date...........................................................11
outstanding debt securities...................................................30
participants..................................................................25
Pass-Through Rate.............................................................12
Policy........................................................................38
Prospectus Supplement..........................................................1
Purchase Price................................................................50
Rating Agency..................................................................4
Realized Losses...............................................................22
REFCORP.......................................................................28

Registered Certificates.......................................................13
Related Proceeds..............................................................43
Required Percentage...........................................................45
Reserve Account...............................................................37
Retained Interest..............................................................9
Reuters Screen LIBO Page......................................................20
Sallie Mae....................................................................28
Schedule B....................................................................27
Secured Underlying Securities.................................................31
Senior Underlying Securities..................................................30
Series.........................................................................1
Special Tax Counsel...........................................................55
Spread........................................................................16
Spread Multiplier.............................................................16
Strip Certificates............................................................12
Stripped Interest.............................................................15
Sub-Administration Agreement..................................................41
Sub-Administrative Agent......................................................41
Subordinated Underlying Securities............................................30
Surety........................................................................36
Surety Bond...................................................................36
Treasury bills................................................................21
Treasury Rate Determination Date..............................................22
Treasury Reference Rate Certificate...........................................16
Treasury Securities...........................................................27
Trust..........................................................................2
Trust Agreement................................................................8
Trust Indenture Act...........................................................29
Trustee's Fee..................................................................8
TVA...........................................................................28
U.S. dollars...................................................................2
U.S. Person...................................................................52
U.S.$..........................................................................2
Underlying Securities......................................................3, 27
Underlying Securities Currency................................................35
Underlying Securities Events of Default.......................................30
Underlying Securities Indenture...............................................29
Underlying Securities Interest Accrual Periods................................34
Underlying Securities Issuer...................................................6
Underlying Securities Issuers.................................................27
Underlying Securities Offering Document.......................................28
Underlying Securities Payment Dates...........................................34
Underlying Securities Rate....................................................34
Underlying Security Events of Default.....................................32, 34
United States.................................................................52
USD............................................................................2
Variable Pass-Through Rate....................................................12
Voting Rights.................................................................45

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                                     62

================================================================================




                      CorTS(R) Trust VI for IBM Debentures


               2,400,000 6.375% Corporate-Backed Trust Securities
                      CorTS(R) Callable Trust Certificates
                      (principal amount $25 per CorTS(R))





                           --------------------------

                             Prospectus Supplement

                             Dated October 13, 2006

                           --------------------------






                                   Citigroup



================================================================================